                                                                   EXHIBIT 10.20


                               AGREEMENT BETWEEN

                      AMERICAN INTERNATIONAL AIRWAYS, INC.

                                    And The

                             PILOTS, CO-PILOTS AND
                                FLIGHT ENGINEERS




                               In The Service Of

                      AMERICAN INTERNATIONAL AIRWAYS, INC.

                               As Represented By

                        THE TEAMSTERS - AIRLINE DIVISION

                                                                   July 20, 1995


                          TENTATIVE CONTRACT AGREEMENT

In reference to NMB Case: A-1602

On July 20, 1995, American International Airways, Inc., and the International Brotherhood of Teamsters agree that the attached "Tentative Contract" between the parties is final and binding upon the parties, pending ratification of the membership.

Dated: July 20, 1995


For American International Airways, Inc.

Airways, Inc.


-----------------------------------------------


For: The International Brotherhood of Teamsters

Brotherhood of Teamsters


-----------------------------------------------

                               TABLE OF CONTENTS

                                                                                                     Page
Article          Title                                                                                No.
-------          -----                                                                               ----
I                RECOGNITION, PURPOSE, SCOPE AND MERGERS
II               DEFINITIONS
III              UNION SECURITY
IV               SENIORITY
V                GRIEVANCE PROCEDURE
VI               SYSTEM BOARD OF ADJUSTMENT
VII              BOARD OF ARBITRATION
VIII             FURLOUGH AND RECALL
IX               LEAVES OF ABSENCE
X                SICK LEAVE
XI               VACATION
XII              VACANCY BIDDING
XIII             TRAINING AND UPGRADING
XIV              SCHEDULING
XV               HOURS OF SERVICE
XVI              UNIFORMS
XVII             PHYSICAL EXAMINATIONS
XVIII            HEALTH AND WELFARE
XIX              COMPENSATION
XX               EXPENSES, LODGING & TRANSPORTATION
XXI              GENERAL CONDITIONS
XXII             MISSING, INTERNMENT, PRISONER OR
                 HOSTAGE OF WAR BENEFITS, HIJACKING
XXIII            STRIKE, LOCKOUT RIGHTS
XXIV             EXTENDED ROTATION
XXV              MANAGEMENT RIGHTS
XXVI             NEW BASES
XXVII            DURATION
LETTER OF AGREEMENT

                 Dated: July 28, 1994 - Flight Engineer Upgrade

                               AGREEMENT BETWEEN

                      AMERICAN INTERNATIONAL AIRWAYS, INC.
                                    AND THE
                     PILOTS, CO-PILOTS AND FLIGHT ENGINEERS
                               IN THE SERVICE OF
                      AMERICAN INTERNATIONAL AIRWAYS, INC.
                               AS REPRESENTED BY
                         THE TEAMSTERS AIRLINE DIVISION

This Agreement is made and entered into in accordance with the provisions of the Railway Labor Act, as amended, by and between American International Airways, Inc., hereinafter known as the "Company", and the Pilots, Co-Pilots and Flight Engineers (herein after known as the "Crewmembers") in the service of the Company as represented by the International Brotherhood of Teamsters Airline Division, hereinafter known as the "Union".

              ARTICLE I - RECOGNITION, PURPOSE, SCOPE AND MERGERS

(A)      NATIONAL MEDIATION BOARD CERTIFICATION

Pursuant to the certification by the National Mediation Board in Case Nos. R-6152 (Pilots) and R-6145 (Flight Engineers) dated December 17, 1992, the Company hereby recognizes the International Brotherhood of Teamsters Airline Division, as the duly designated and authorized representative of the Pilots, Co-Pilots and Flight Engineers in the employ of American International Airways, Inc. D/B/A Connie Kalitta Services, Inc for the purposes of the Railway Labor Act, as amended.

(B)      PURPOSE OF AGREEMENT

In the mutual interests of the Crewmembers and of the Company, the purpose of this Agreement is to provide for orderly collective bargaining relations between the Company and the Union and a method for the prompt and equitable disposition of grievances, and a method for the establishment of fair wages, hours and working conditions for the crewmembers covered hereunder. In making this Agreement, it is recognized to be the duty of the Union, the Crewmembers and the Company to cooperate fully for the advancement of the purpose of this Agreement.

(C)      SOLE AGREEMENT

This Agreement shall supersede all existing or previously executed Agreements by and between the Company and the Union or any other labor organization or individual with respect to the rates of pay, rules, or working conditions specifically covered by the provisions of the Agreement in accordance with the provisions of the

Railway Labor Act, as amended. Any and all subsequent modification of this agreement shall be reduced to writing, signed by their authorized representatives, and become a part of this Agreement.

(D) Whenever the words "Pilot(s)", "Flight Engineer(s)", or "Crewmember(s)" are used in this Agreement, they designate and refer to only such employees as are covered by this Agreement. It is further recognized that wherever Crewmembers are referred to in this Agreement in either the masculine or feminine gender, it shall be understood to mean both male and female Crewmembers. It is further understood that there shall be no discrimination by either party against any Crewmember who is now, or may become, subject to the terms of this Agreement because of age, race, sex, color, religion or national origin.

(E)      SCOPE, CONSOLIDATION OR ACQUISITION

         1. It is agreed that all present and future flying performed in and for the service of the Company under FAR Part 121, and all ferry flights under FAR Part 91 for the purpose of positioning and/or depositioning from or to a revenue trip, in aircraft listed on the Company's Operations Specifications List presently issued by the FAA, or any future list, shall be performed by Crewmembers on the Company Master Seniority List in accordance with the terms and conditions of this Agreement or any other applicable agreement between the Company and the Union.

         2. In the event that no Crewmember on the Company Master Seniority List is available, or qualified for the purpose of operating a flight, the Company shall have the right to obtain temporary crewmembers to operate said flight. This applies only to FAR part 91 ferry flights. No Crewmember on the Company Master Seniority List shall be reduced in crew class or suffer any loss of guarantee as defined in Article XIX, or employee benefits as defined in Article XVIII, as a result of the flight.

         3. In the event the Company's operational requirements necessitate the wet lease of additional equipment in order to provide service to its customers or potential clients and/or the expansion of its markets, the following procedures shall apply:

                 a. The Company shall notify the Union within three (3) working days prior to the commencement of any lease operation, to include the reason(s) for the lease, the equipment to be utilized, the hours of flying, the duration, and the effect of the operation upon the Company's Crewmembers. This applies only to wet lease agreements of more than fifteen (15) days.

                 b. No Crewmember within the bargaining unit on the date of any wet lease shall be reduced in crew class or suffer any loss of guarantee as defined in Article XIX, or employee benefits as defined in Article XVIII, as a result of the wet lease agreement.

         4. In the event the Company purchases or acquires another Company that employs Crewmembers or has a lease agreement for Crewmembers, no Crewmember within the bargaining unit on the date of acquisition or purchase shall be reduced in crew class or suffer any loss of guarantee as defined in
Article XIX, or employee benefits as defined in Article XVIII, as a result of such acquisition or purchase.

         5. The Company agrees not to establish a third party leasing device to evade this Agreement.

                            ARTICLE II - DEFINITIONS

As used in this Agreement, except as otherwise provided:

(A)      "Pilot" means Captain or First Officer as herein defined.

(B) "Captain" means the Pilot who is designated to be in command of the aircraft and its crewmembers while on duty and who is properly qualified under F.A.R. Part 121 to serve as a Captain and holds a Crew Class bid as a Captain.

(C) "First Officer" means a Pilot, who is designated as second in command, and who is properly qualified under F.A.R. Part 121 to serve as a First Officer and holds a Crew Class bid as a First Officer.

(D) "Flight Engineer" means a Crewmember whose duty is to perform the function of a Flight Engineer as designated and who is properly qualified to serve as a Flight Engineer under F.A.R. Part 121, and holds a Crew Class bid as a Flight Engineer.

(E) "A & P Flight Engineer" means a Crewmember whose duty is to perform the function of a Flight Engineer as specified by the Company and who holds an Airframe and Powerplant Certificate and has been designated by the Company to perform required maintenance on Company Aircraft and holds a Crew Class bid as a Flight Engineer.

(F) "Category" means the respective crew skill (Pilot or Flight Engineer) held by a Crewmember.

(G) "Crewmember" means the Pilots and Flight Engineers covered by this Agreement employed by the Company.

(H) "Crew Class" means the respective job designation of a Crewmember within his respective category, as follows:

             CATEGORY                          CREW CLASS
             (Craft)                           (Bid)

             Pilot                             Captain
                                               First Officer

             Flight Engineer                   Flight Engineer
                                               A & P Flight Engineer


(I) "Flight Pay" means the hourly rate of pay based on the time the Crewmember performs the duties of a Crewmember, and shall be measured Block to Block.

(J) "Block to Block" means the period of time from the moment the restraining devices are removed from the aircraft for the purposes of flight, until restraining devices are reinstalled at either the point of departure, an intermediate stop, or the final destination.

(K) "Standing bid on File", is a bid submitted in conjunction with a Master bid that reflects a Crewmember's preference(s).

(L) "Master Bid" is a list of current and projected aircraft type and Crew Class positions provided by the Company.

(M)      "Type" means the various aircraft operated by the Company.

(N) "Base" means the geographical point designated by the Company from which a Crewmember operates.

(O) "Domestic" means the forty-eight (48) contiguous states and the District of Columbia as defined in the F.A.R.'s.

(P) "International" means any point or area outside the forty-eight (48) contiguous states and the District of Columbia as defined in the F.A.R.'s.

(Q) "Reduction" means a reduction in flying hours caused by whatever reason and is considered a temporary situation.

(R) "Revenue Flying" for crew pay purposes means all flying performed on aircraft operated by the Company.

(S) "Duty Time" means that time interval between the time a Crewmember is required to report for duty and the time he is released from duty as specified in Article XV, Section B.

(T)      "Day" means a calendar day, measured form 0001z to 2400z as specified.

(U) "Active Service" means all accumulated time, commencing with date of hire as a Crewmember, for which the Crewmember is paid by the Company, including any time that he receives any portion of sick leave pay.

(V) "Foreign Base" means any base outside the United States and the District of Columbia.

(W) Bid Period - a period of duty days and intervening days off, beginning at 0001Z on the first day of the month and ending at 2400Z on the last day of the month. There are 12 bid periods in a calendar year.

(X) "Month" means the period of time commencing with and including the first day of the month up to and including the last of the month with the exception of the first quarter of the year which shall be as follows:

         January shall commence on January 1 at 0001Z, and end on January 30 at 2400Z; February shall commence on January 31 at 0001Z and end March 1 at 2400Z; March shall commence on March 2 at 0001Z and end March 31 at 2400Z.

         (AA) Deadhead - the time spent by a Crewmember in traveling from one point to another at the direction of the Company, either for duty or returning from duty.

         (BB)    Wet Lease - The leasing of aircraft with a flight crew.

         (CC) A Line of Flying - a Crewmember's scheduled activities and intervening days off for a bid period, including scheduled flights, layovers, deadhead time and other related activities.

         (DD) Master Crew Schedule - the schedule of all Crewmember's work and trip information for a bid period, including, but not limited to, all regular and reserve lines of flying, training, layovers, etc., which is posted by the Company after assignments have been awarded to the Crewmembers in accordance with their seniority.

         (EE) Minimum Bid Period Guarantee (MBPG) - the minimum credit hours a Crewmember will receive in a bid period.

         (FF) Open Time - flights which have become available because of training, vacations, sick leave, etc., after completion of the bid awards.

         (GG) Reserve Line - a Crewmember's scheduled days of reserve duty and intervening days off for a bid period.

         (HH) Training - all types of training to include, but not limited to Initial, Transaction, Recurrent, Proficiency, Upgrade, Differences, etc.

         (II)    Dry Lease - The leasing of an aircraft without a flight crew.

         (JJ) Reserve Crewmember - A Crewmember that holds or is assigned to a Reserve Line of flying that contains open time trips that do not fit into the Master Crew Schedule for a bid period.

         (KK) Reserve Period - A fixed period of time within a 24 hour day, that a Crewmember may be assigned to a trip.

         (LL)    "F.A.R." shall mean Federal Aviation Regulations.

         (MM) "Duty Day" means a scheduled day that a Crewmember is required to report for work.

         (NN) Bid Selection Board - A Board of review that determines the fitness and qualifications of Crewmembers recommended for advancement in Category or Crew Class to fill vacancy positions created by the Company.

         (OO) "Aloft" shall mean the same as "block to block" as defined in this Agreement.

         (PP) "Flight Deck Duty" is defined as the time a required Crewmember is at his station in the cockpit during block to block operations.

         (QQ)    New Base

                 a. A new base is geographical location to which Crewmembers are assigned, but to which no Crewmembers were assigned the prior month. A base shall be considered new for a period of six
         (6) months after any Crewmembers covered by this Agreement were first assigned to it.

                 b. In the event the Company assigns a new or existing aircraft type to an established base to which such equipment was not assigned in the prior month, such base will be deemed to be a new base for Crewmembers awarded permanent positions in such equipment at such base for a period of six
         (6) months from the introduction of such aircraft type to that base.

                          ARTICLE III - UNION SECURITY

(A)      UNION MEMBERSHIP

As a condition of employment, all employees of the Company that are covered by this Agreement shall, not later than the first month after the effective date of this Agreement or initial employment, and monthly thereafter, either tender to the Union directly or authorize the employer to check off periodic and uniformly required Union initiation fees and dues, or in the alternative, service fees in an amount not more than the amount of initiation fees and dues. It shall be a condition of employment that all Crewmembers of the Company covered by this Agreement and hired on or after its effective date shall, on or before the ninetieth (90) day following the beginning of such employment, become and remain members in good standing in the Union, or in the alternative, tender to the Union monthly dues required of the Union members, such sums to be recognized as "Service Fee".

(B)      INITIATION FEES AND DUES DEDUCTION

The Company shall deduct from the wages of any employee covered by this Agreement said employee's dues plus $13.00, as a member of the Union, or service fee plus $13.00, upon receiving the employee's voluntary and individual written authorization for the Company to make such deductions, signed by the employee. Such authorization form to be provided by the Union. It is expressly agreed that no employee shall be deprived of employment under this Article for any reason other than his failure to tender or authorize the check off of periodic dues and/or initiation fees which are uniformly required as a condition of acquiring and retaining membership in the Union or service fees which shall be not more than the dues and initiation fees uniformly required for Union members. The Company shall deduct said employee's dues in the month in which the employee is recalled from furlough or returns from a leave of absence. In the event the employee is recalled from furlough or returns from a leave of absence after the dues have been deducted for the month, the Company will be permitted make a double deduction in the following month.

The Company shall pay to the proper officers of the Union the wages withheld for such initiation fees, service fees and/or Union dues. The amount so withheld shall be deducted from the first paycheck in each month, reported and paid to the Union within seven (7) days of the issuance of the paychecks. The following information will be reported and transmitted with the monthly checkoff: Employee's Social Security number, full name, due's rate, service fees, rate of pay and status of employment.

(C)      INDEMNIFICATION CLAUSE

The Union agrees that it shall indemnify the Company and hold the Company harmless from any and all claims which may be made by the employee or employees against the Company by virtue of the wrongful application or misapplication of any of the terms of this Article.

(D)      DUES COLLECTION AFTER TERMINATION

In the event of termination of employment, there shall be no obligation upon the Company to collect dues until all other deductions have been made.

(E)      FAILURE TO PAY DUES OR SERVICE FEE

The Union agrees that written notice shall be given to the Company at least thirty (30) days before the Company is required to remove such employee from his employment by reason of his failure to maintain his membership in good standing in the Union or pay service fee in accordance with Section (A) of this Article.

(F)      EMPLOYEE LIST

The Company will notify the Union each month of all new hires, terminations, recalls and/or furloughs. The notification will include the employee's name, address, social security number, classification and date of hire, termination, recall or furlough.

(G)      INDIVIDUAL DUES PAYMENT

It shall be the responsibility of any employee who is not on a dues deduction program to keep his membership current by direct payment of monthly dues to the Union.

(H)      DUES DEDUCTION ERROR

Should a deduction be missed, or in the event an insufficient amount is deducted, it is the employee's responsibility to make the proper adjustment with the Union.

                             ARTICLE IV - SENIORITY

SECTION A.       Seniority, except as modified below, shall be used to
determine promotion, retention in case of reduction, assignment or reassignment due to expansion or reduction, and recall from furlough. Seniority shall also apply in the following Articles: Furlough and Recall, Vacations, Leave of Absence, Health and Welfare, Compensation, Vacancy Bidding, Training, and Scheduling.

1.       VACANCIES

A.       Vacancy - The Company shall determine the number(s) of vacancies per
Article XII - Vacancy Bidding.

B. Crewmember(s) bidding vacancies shall meet qualification for those positions as outlines in Article XIII - Training and Upgrading.

C. Qualified bidders must be recommended by the Bid Selection Board prior to selection for training Crewmembers that fail to qualify or be selected by the Bid Selection Board shall be notified in writing of the reason(s) for non-acceptance and recommendations for improvement.

D. The initial vacancy(s) shall be filled from Crewmembers(s) that bid and are awarded the position(s) by Company System-Wide Category Seniority, except as provided for in Articles XII and XIII.

E. Providing a vacancy(s) is created by (D) above, the vacancy(s) shall be filled by the most senior Crewmember(s) from the same aircraft type that bid the position(s).

F. Any additional vacancies created by (E) above may be filled at the Company's discretion within thirty (30) days.

2.       REDUCTIONS

When the Company determines that a furlough is necessary the following procedure shall apply.

A. The Company shall determine the number of Crewmembers that must be furloughed.

B. If the Company elects to discontinue or reduce the use of a certain type of aircraft, Crewmembers from the discontinued or reduced aircraft type shall be retained and trained in accordance with Article VIII -
Furlough/Recall.

3. Two separate Seniority Lists shall be established upon the date of ratification of this Agreement. The Pilots' Category Seniority List shall be based on the Crewmember's date of hire with the Company, as defined in C-1 of this Article, adjusted, if necessary, for leaves of absence or furlough. The Flight Engineers' Category Seniority List shall be based on Crewmembers date of hire with the Company, as defined in C-1 of this Article, adjusted, if necessary, for leaves of absence or furlough. The Pilots' Category Seniority List and the Flight Engineers' Category Seniority List shall be established no later than 30 days from date of ratification of this Agreement by the parties. All Crewmembers on the payroll of the

Company on the date of ratification shall be listed, by date of hire, on either the Pilots' Category Seniority List or the Flight Engineers' Category Seniority List.

4. The Pilots' Category Seniority List shall include all Captains, and First Officers, as defined in Article II, Definitions. The Flight Engineers' Category Seniority List shall include all Flight Engineers and A & P Flight Engineers as defined in Article II, Definitions. All Crewmembers hired by the Company after the date of ratification of this Agreement shall be placed on either the Pilot Category Seniority List or the Flight Engineers Category Seniority List based upon the date of hire.

5. The Company shall post the Pilot Category Seniority List and the Flight Engineer Category Seniority list at the Company base(s) of operations, and stations where the Company maintains an office. The Company shall mail a copy of the Seniority List, to each Crewmember's home address. The person issuing the List shall date and sign the List as of the date of issue and shall provide a copy to the Union.

6. In addition to the Pilot Category Seniority list and the Flight Engineer Category Seniority List, the Company shall construct and post a seniority list by aircraft type. All Crewmembers shall be listed by original date of hire, as defined in C-1 of this Article.

SECTION B.       The Pilot Category Seniority List and the Flight Engineer
Category Seniority List at the time of execution of this Agreement is accepted as final and binding on all parties, not withstanding B-1, B-2, of this section.

1. All Crewmembers shall be listed on the Pilot Category Seniority List or the Flight Engineer Category Seniority List, and each Crewmember shall be permitted a period of ninety (90) days after posting of such List in which to protest in writing to the Company any omission or incorrect posting affecting his seniority. Any dispute that cannot be resolved, shall be presented to an Arbitration process determined by the Executive Council.

2. In the event such Crewmember does not file a protest with the Company within ninety (90) days, after the posting of such list, he shall not thereafter be entitled to file such protest.

SECTION C.       Seniority position shall be determined by applying the
following rules.

1. Seniority shall begin to accrue from the date a Crewmember is first employed by the Company as a Crewmember in the FAR Part 121 Operations, and shall continue to accrue during such period of employment except as otherwise provided in this Agreement. A Crewmember shall be considered as first employed on the date





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
he is hired as a Crewmember in the FAR 121 operations. When two (2) or more Crewmembers are employed on the same date in the same Category, they shall be placed on such Category Seniority List according to their age; i.e., the oldest Crewmember shall receive the most senior position on the list.

2. Any Crewmember once having established a seniority date hereunder shall not lose that date except as provided below: (a) Resignation or Retirement; (b) Termination; (c) Furlough of more than four (4) continuous years.

3. When a junior Crewmember is promoted over a senior Crewmember by reason of the failure of the latter to qualify in his turn, the more senior Crewmember shall continue to retain his position on the Crewmember Category Seniority List.

4. Seniority for longevity pay and other benefits not specifically addressed herein shall be based upon the Crewmember's date of hire with the Company in any capacity, adjusted, if necessary, for leaves of absence and furloughs.

5. Crewmembers furloughed out of Seniority prior to the signing of this Agreement will not have their original date of hire adjusted.

SECTION D.       All of the Seniority Lists shall contain the following
information:

         (a)     The date of the list;
         (b) The category identification of the list, i.e., pilot or flight engineer;
         (c)     Seniority numbers;
         (d)     Crewmember's name:
         (e)     Date of hire;
         (f)     Birth date;
         (g)     Current aircraft assignment;
         (h)     Status (crew class);
         (i)     Check or management status; and
         (j)     Leave Status (Aircraft Type Seniority List only).
         (k)     Assigned Crew Base

1. Crewmembers shall be on probation until they have accumulated 14 months of service from date of hire in FAR 121 operation as a Crewmember, or completed their annual proficiency check, whichever comes first. During this period, such Crewmember will be placed on the Seniority List, but does not accrue Seniority and may be discharged or disciplined without recourse to the Grievance Procedure. At the completion of such probationary period, the Seniority shall date back to the original date of hire as a Crewmember in the FAR 121 operation. All time spent by a newly hired Crewmember in training or probationary periods, shall be cumulative. A probationary Crewmember that is furloughed or takes leave of absence during his





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
probationary period shall, upon recall, complete his probationary period; however, previous active service will be cumulative for all pay and benefits.

SECTION E.       In recognition of the fact that as of the date of ratification of this Agreement, certain Crewmembers are holding Type and Crew Class assignments not warranted by their date-of-hire seniority, the Company and the Union agree that Crewmembers holding such assignments shall not be displaced. As vacancies are filled by more senior Crewmember, these senior Crewmembers shall be placed in Type and Crew Class according to their respective Category Seniority list upon achieving required experience.

1. Upon establishment of the Pilot's Category and Flight Engineer's Category Seniority Lists as outlined in this Article, the Company shall post a "Master Bid". The Master bid shall clearly indicate all positions by Type and Crew Class for each Type of aircraft being operated by the Company. The Master Bid shall be mailed to each Crewmember's home address and posted at the all Company base(s) of the operations, and at stations where the Company maintains an office. The Company shall mail a copy of the Master Bid to the Union. The Master Bid shall close thirty (30) days after date of posting. The Master Bid shall remain in effect until a new Master Bid is issued by the Company. A Crewmember may amend his "Standing Bid on File" any time prior to the closing date for posted vacancies.

2. On the Master Bid, all Crewmembers shall submit bids. The Crewmember may list multiple choices on his bid such as B-747 Captain, B-747 First Officer, B-747 Flight Engineer, DC-8 Captain, DC-8 First Officer, DC-8 Flight Engineer, etc. All Crewmembers will be assumed to have bid their present position, if no bid is submitted.

3. All bids shall be made on forms provided and directed to the Office of the Director of Operations. Each bid submitted shall become a "Standing Bid on File" and shall be used for all subsequent bids or vacancies.

4. All Crewmembers holding a position in Type and Crew Class as of the date of ratification of this Agreement may not be displaced by a more senior Crewmember, except as provided for in this Agreement.

5. The Company shall issue a new "Master Bid" when it is known that a type of aircraft, not currently listed on the Company's FAA certificate is to placed into service.

SECTION F.       Within the first ten (10) days of January and the first ten
(10) days of July, of each year, the Company shall issue and post at the Company's base(s) of operation and stations where the Company maintains an office, a Pilot Category Seniority List and Flight Engineer Category Seniority List, compiled in accordance with this Article. Such lists shall contain all information as defined in Section D. of this Article.

The person issuing the Lists shall date and sign the Lists as of the date of issue, and shall provide a copy to the Union. The provisions of Section (B)
(1)-(2) of this Article shall apply.

SECTION G.       The following provisions will apply to Pilots and First
Officers over FAA Mandatory age.

1. Pilots and First Officers, whether in Active Service, on leave, or on furlough status, who attain the age of sixty (60) years (or the then current mandatory age) and are therefore not permitted by Federal Air Regulations to fly as a Captain or First Officer may elect to exercise their seniority to fill a vacancy as a Flight Engineer. The Crewmember must meet minimum experience requirements as set forth in this Agreement. When the Crewmember has completed training and is qualified in the new position, his name shall be placed at the bottom of the Flight Engineers Seniority List for bidding purposes only. He shall continue to retain his Company-Wide Seniority number, for longevity and other benefits. The Crewmember shall complete a new Probationary Period as covered in Section D-1 of this Article.

2. The Pilot must possess the appropriate medical certificate, A & P License and evidence of satisfactory completion of required FAA written examination to hold a Flight Engineer's position. The Crewmember must make himself available at a time convenient to the Company for training for the Flight Engineer position.

3. The Pilot electing to exercise this option, must notify the Director of Operations, in writing, at least sixty (60) days prior to reaching age (60). Failure to provide such notification to the Company shall constitute a waiver of his rights under this Section.

SECTION H.       The following provisions will apply to Pilots that fail to maintain a First Class Medical certificate as required by the FAA.

1. Any Pilot that is able to maintain a Second Class medical certificate may elect to remain as a First Officer.

                        ARTICLE V - GRIEVANCE PROCEDURE

SECTION 1. Any Crewmember or group of Crewmembers covered by this Agreement who have a grievance shall have such grievance(s) considered and processed in accordance with the following procedure. It is the intent of the parties to resolve grievances or potential grievances informally, whenever possible, and there shall be an earnest effort on the part of the parties to settle grievances promptly in accordance with the procedure outlined herein.

A grievance is hereby jointly defined to-be any controversy, complaint, misunderstanding, or dispute arising as to interpretation, application or observance of this Agreement.

All unsettled grievances, as defined above, shall be subject to the following procedure:

(A) Any Captain or First Officer having a grievance shall present it to the Chief Pilot or his designee. Any Flight Engineer having a grievance shall present it to the Chief Flight Engineer or his designee. The Crewmember must present the grievance within ten (10) days of his knowledge of its occurrence. If satisfactory settlement is not reached within ten (10) days thereafter, then the grievant(s) may proceed to Step "B" below.

(B) The Crewmember shall reduce the grievance to writing and present it to the Director of Operations or his designee. All grievances must be filed in writing within fifteen (15) days of failure to resolve the grievance in Step "A" above. If satisfactory settlement is not reached within fifteen (15) days thereafter, then the grievant(s) may proceed to Step "E" below.

(C) A Union Representative may accompany or represent any Crewmember in Steps "A" and "B" above.

(D) The time limits set forth in Paragraphs "A" and "B" above, may be extended in writing, by mutual agreement of the Company and the grievant(s).

(E) If the grievant(s) is not satisfied with the decision of the Director of Operations or his designee or the Company fails to respond within the time limits set forth, within "B" above, the grievant(s) may appeal such decision to the Crewmember's Systems Board of Adjustment. Such appeal shall be made by the grievant(s) in writing within fifteen (15) calendar days from the date of receipt by the grievant(s) of the decision of the Director of Operations or his designee.

(F) Failure on the part of the grievant(s) to appeal within the limits specified herein, shall constitute a waiver of the failing party's position unless an extension of time has been mutually agreed to in writing between the Company and the grievant(s) or the Union.

SECTION 2. Nothing in this section shall be construed as extending the rights of Section 1. to a probationary Crewmember as it relates to discipline and/or discharge.

(A) The employer shall not be required to recognize any Crewmember as a Union Representative unless, and until, the Union has duly certified, in writing, that the Crewmember is a designated Union Representative.

(B) The Employer shall provide the Union, on the effective date of this agreement, and immediately thereafter upon the effectuating of any changes herein, the name of any individual to whom grievances are to be directed pursuant to the steps outlined in Section 1., Paragraphs "A" and "B".

(C) In the case of discipline or discharge, such Crewmember shall be notified in writing of the precise charge or charges against him, with a copy to the Union Representative.

                    ARTICLE VI - SYSTEM BOARD OF ADJUSTMENT

SECTION 1. In compliance with Section 204, Title II of the Railway Labor Act, as amended, there is hereby established a System Board of Adjustment for the purpose of adjusting and deciding disputes which may arise under the terms of the Grievance Procedure and which are properly submitted to it. The Board shall be known as American International Airways Crewmembers Systems Board of Adjustment, hereafter referred to as the "Board".

SECTION 2.       COMPOSITION OF THE BOARD

(A) The Board shall consist of four (4) members, two (2) of whom shall be selected and appointed by the Company and two (2) of whom shall be selected by the Union, and such appointees shall be known as "Board Members." In addition, the Company and the Union shall each designate/select an alternate, and in the event of unavailability of a Board Member, such alternate shall serve in place of the absent Board Member.

(B) The two (2) Board Members appointed by the Company and the two (2) Board Members selected by the Union, and their alternates, shall serve for one
(1) year from the date of their selection and thereafter until their successors have been duly selected. Vacancies shall be filled within thirty (30) days in the same manner as is provided herein for the selection of the original Board Members and the original alternates.

(C) The terms of office of Chairman and Vice Chairman shall be one (1) year. Thereafter, from year to year, the Board shall designate one (1) member to act as Chairman and one (1) member to act as Vice Chairman for one (1) year or until his or her successor has been duly selected. Such terms of office shall commence on January 1 of each year.

(D) The office of Chairman shall be filled and held alternately by a Board Member selected by the Union and by a Board Member appointed by the Company. When a Board Member selected by the Union is Chairman, a Board Member appointed by the Company shall be Vice Chairman and vice versa. The Chairman, or in his absence, the Vice Chairman, shall preside at meetings of the Board and at hearings and shall have a vote in connection with all actions taken by the Board.

(E) The Board shall meet at any location of its choosing commencing the months of January, April, July and October of each year, at a time to be fixed by the Board, provided that at such time there are cases filed with the Board for consideration. The meetings shall continue in session until all matters before it have been considered unless otherwise mutually agreed upon in writing. The Chairman may schedule additional board meetings if requested by other Board members as specified in Section 4-B below. Each party shall assume the cost of their own expenses.

(F) Employees required to serve a Board Members shall be released from flight duty and shall suffer no loss of guarantee pay.

(G)      All members of the Board shall be employees of the Company.

SECTION 3.       JURISDICTION OF THE BOARD

(A) The Board shall have jurisdiction over all disputes growing out of the Grievance Procedure. The jurisdiction of the Board shall not extend to negotiations of a new or revised Agreement.

(B) The Board shall consider any dispute properly submitted to it when such dispute has not been previously settled in accordance with the provisions of Grievance Procedure.

SECTION 4.       PROCEEDING BEFORE THE BOARD

(A) All disputes properly referred to the board for consideration shall be addressed, in writing, to the Chairman. Five (5) copies of each petition, including all papers and exhibits in connection therewith, shall be forwarded to the Chairman, who shall transmit one (1) copy thereof to each member of the Board within seven (7) calendar days. Each case submitted in writing shall include the following:

                 1.       question or questions at issue;
                 2.       statement of facts;
                 3.       position of grievant(s);
                 4.       position of the Company.

(B) Upon receipt of notice of the submission of a dispute, the Chairman shall set a date for hearing, which shall be the time of the next regular meeting of the Board as provided in Section 2-E. above, or if at least two (2) Board Members, one (1) from the Company and one (1) from the Union, consider the matter of sufficient urgency and importance, then at such earlier date and at such place as the Chairman shall agree upon, but not more than thirty (30) days after such request for a meeting is made. The Chairman shall give the necessary notices in writing of such meeting to the Board Members and to the parties to the dispute.

(C) Crew members covered by the grievance procedure may be represented at the Board hearing by such person or persons as they may choose and designate, and the Company may be represented by such person or persons as it may choose to designate. Evidence may be presented either orally or in writing, or both.

(D) The Board Member(s) may summon witnesses who are deemed necessary by the Board.

(E) The Board shall be competent to hear the disputes properly submitted to it and decide such disputes by a majority vote of all members of the Board. Decisions of the Board shall be final and binding upon the parties hereto.

SECTION 5.       DEADLOCK PROCEDURES

(A) When a dispute is properly submitted to the Board for hearing before the two (2) Company and two (2) Union Board Members, or their alternates, and the Board is unable, by majority vote, to decide the dispute, the Board shall declare itself deadlocked and the dispute may be submitted to the Board of Arbitration by the Union within twenty (20) calendar days from the close of the Board Hearing by written notice to the company with copies to the Chairman.

(B) If the Union fails to serve such notice within twenty (20) calendar days, the Board of Arbitration shall have no jurisdiction. In such case, the controversy shall be considered withdrawn and no action thereon shall be taken thereafter by any party.

(C) It is understood and agreed that each and every Board Member shall be free to discharge his duty in an independent and uncoerced manner without fear that his individual relations with the Company, with the Crewmembers, or with the Union will be affected in any manner by any action taken by him in good faith in his capacity as a Board Member.

(D) If new evidence becomes available to the Company or the Union prior to the scheduled date of Arbitration, the evidence shall be provided to the System Board for consideration. If the Board determines that the evidence justifies a "New Hearing" the Board shall notify the parties concerned. If the Board "deadlocks" on the evidence submitted, the evidence shall be given to the arbitrator for his consideration.

                       ARTICLE VII - BOARD OF ARBITRATION

SECTION 1. There is hereby established a Board of Arbitration, hereinafter referred to as the "Arbitration Board," for the purpose of adjusting disputes or grievances of any Crewmember which may arise under the terms of this Grievance Procedure and which are properly submitted to it after all steps for settling disputes or grievances, as set forth in Grievance Procedures and System Board of Adjustment have been exhausted.

SECTION 2. The Arbitration Board shall consist of two (2) members of the System Board of Adjustment elected by the Union and two (2) members selected by the Company and a fifth member selected as set forth below.

SECTION 3. In the event any dispute or grievance is properly appealed to the Arbitration Board, the Union may request the National Mediation Board to provide a list of seven (7) names. The parties shall select one (1) name by alternately striking names from the list of seven (7) names. The order of striking shall be determined by lot for the first case in which a neutral member is chosen under the provision hereof and in subsequent cases, the parties shall alternate taking the first strike.

SECTION 4. The Arbitration Board shall hear and determine the dispute or controversy as promptly as possible. The decision of the majority of the Arbitration Board shall be final, binding, and conclusive to the parties thereto. Such decision shall be within the scope and terms of this Agreement but shall not change any of its terms and conditions. All Arbitration Board hearings will be held at a place determined by the Board.

SECTION 5.

(A) Each of the parties hereto shall assume the compensation, traveling expense, and other expenses of its Arbitration Board Members and witnesses called or summoned by it. The party whose position is not sustained by the Arbitrator shall pay all of the expenses of the fifth Arbitration Board Member, unless the Arbitrator should determine otherwise.

(B) Should the Company or the Union independently request a "court reporter" be present at the hearing, the cost of the "court reporter" shall be borne by the requesting party, unless both parties request a "court report," then the cost shall be equally split between the parties.

SECTION 6.

(A) The Arbitrator shall have no power to add to, or subtract from, or modify any of the terms of this Agreement, nor shall he substitute his discretion for that of the employer or the Union.

(B) The Arbitrator shall have no right to accept evidence that was not submitted in System Board of Adjustment.

(C) The decision of the Arbitrator shall be final and binding on both parties and the award of the Arbitrator shall be enforceable as the agreement of the parties, at law or in equity, in any Federal Court having jurisdiction thereon.

(D) The Arbitrator shall have the sole and exclusive power and jurisdiction to determine whether or not a particular grievance dispute or complaint is arbitrable under the terms of this Agreement.

                       ARTICLE VIII - FURLOUGH AND RECALL

(A) Prior to a "reduction in force" by reverse category seniority order, a "voluntary furlough" may be granted to any Crewmember that requests such with the understanding that all recall rights are subject to the provisions in this Article.

(B)      1.      When a reduction in force for Crewmembers covered by this
Agreement becomes necessary, only those Crewmembers(s) who have less than two
(2) years of active service with the Company on the date of furlough may be furloughed in reverse order of seniority by equipment type. When a Crewmember is to be furloughed, he shall be given fourteen (14) days advance notice, or pay in lieu thereof.

         2. In the event it becomes necessary to displace Crewmembers with more than two (2) years of active service on the effective date of the furlough, these Crewmembers shall have seniority rights as provided for in this Agreement, including the right to displace a more junior Crewmember on any type of equipment, within their "Category", as defined in Article II, of this Agreement.

         3. Crewmembers that are displaced in Section (B)2. of this Article and exercise their seniority rights to displace a more junior Crewmember shall be selected if required by Article XII, Section R and trained by the Company as provided for in Article XIII, of this Agreement.

         4. A Crewmember recalled from furlough as provided in (B)1. above shall be paid "Training Pay", while requalifying.

(C) Such advance notice shall not be required where the furlough is cause by a strike, Act of God, involuntary grounding of Company aircraft, or other circumstances over which the Company has no control; however in such cases the Company shall give as much notice as possible. All notices of reduction in force shall be in writing and posted at the Company base and other stations where the Company maintains an office. Notification shall be registered or certified mail, return receipt, mailed to the Crewmembers last address on file with the Company or hand-delivered to and receipted by the Crewmember(s).

(D) Crewmembers who are furloughed shall continue to accrue seniority during the period of furlough for re-bid purposes, but shall not accrue longevity for pay purposes. Reemployment shall be subject to the recalled Crewmember's holding of the appropriate current FAA medical certificate required by his position. The Crewmember shall be required to serve the unexpired portion of his probationary period if any.

(E) A Crewmember shall file his address with the Company and thereafter advise of any change of address immediately. It is the Crewmembers responsibility to ensure the Company has his current address and telephone number on file.

(F) All furloughs shall expire at the end of four (4) years from the effective date of such furlough and any accrued seniority shall be forfeited.

(G) A Crewmember may pass up recall if there are sufficient Crewmembers to fill all positions. A Crewmember must honor a recall if there are no Crewmembers junior to him on furlough. If the junior Crewmember refuses recall he shall be terminated.

(H) All recalls of furloughed Crewmembers shall be accomplished through the following procedure:

         1. Crewmembers on furlough shall be recalled in the order of category seniority. The recall shall be accomplished in such manner that Crewmembers who have been reduced and those being recalled from furlough are able to exercise seniority to the type, Category and Crew Class to which their respective seniority would entitle them.

         2. A Crewmember's notice of recall from furlough shall be in writing, by certified or registered mail, return receipt, to the Crewmember's last address on file with the Company. This written notice shall fulfill the Company's obligation to notify a Crewmember of a recall. A copy of all recall notice shall be supplied to the Union. The Crewmember shall reply, in writing, to the Company within fourteen (14) days of the recall notice by certified or registered mail, return receipt. If he accepts recall, he shall present himself to the Company prepared to return to duty within fourteen

(14) days of the recall notice. If the Crewmember's address on file with the Company is outside the 48 contiguous states he shall be allowed thirty-one (31) days in which to return. After accepting recall, should a Crewmember fail to report within the time specified he shall be considered to have waived all of his rights under this Agreement. However if, after accepting recall, the Crewmember is unable to report due to circumstances beyond his control he may remain on furlough status until the next recall is issued.

         3. A Crewmember shall be considered terminated if he fails to return to duty or advise the Company of his acceptance of the recall, within the terms stated in paragraph 2. above.

         4.      A recall shall be for a minimum of two (2) bid periods.

         5. Newly hired Crewmembers may not fly on the line until Crewmembers senior to them have been recalled.

         6. Crewmembers may accept early recall and waive the provisions of H-2 above. Early recall may be through the use of telephone or other means available to contact the Crewmember(s).

                         ARTICLE IX - LEAVES OF ABSENCE

(A)      PERSONAL LEAVES

When the requirements of the Company will permit, at the sole discretion of the Company, and upon written request submitted by the Crewmember to the Company as far in advance as possible, a Crewmember may be granted a leave of absence without pay. When such leaves are granted, the Crewmember shall retain and continue to accrue seniority during the first sixty (60) days of leave in any twelve (12) consecutive months. The Crewmember shall not accrue sick leave credit, vacation or longevity for pay purposes, starting with the first day of the month following the month in which his leave commenced. Accrual shall commence on the first day of the month in which he returns from leave. Such leave or leaves may be extended for additional periods when approved in writing by the Company. The Crewmember shall be responsible to pay for his Group Health Care Benefits during any personal Leave period. A Crewmember returning from an authorized leave or extension thereof, as provided herein, shall be permitted to resume his position in accordance with his seniority.

(B)      MILITARY LEAVE OF ABSENCE

Any Crewmember who enters military service shall be granted military leave in accordance with applicable federal laws and regulations. Such military leave shall be without pay from the Company. Return to Company duty shall be subject to a reasonable requalifying period not to exceed thirty (30) days.

(C)      UNION LEAVE OF ABSENCE

One Crewmember appointed as a Union official, representative, or delegate shall be granted a leave of absence without pay, and shall be guaranteed reemployment at the end of such period with the same seniority rights as if he had been continuously employed. The Crewmember shall be responsible to pay for his Group Health Care Benefits during any Union Leave period.

(D)      MEDICAL LEAVE OF ABSENCE

When a Crewmember's sick leave bank has been exhausted and his still unable to return to Active Status, he will automatically be placed on Medical Leave of Absence without pay, and shall not accrue vacation time. A Crewmember may supplement his sick leave bank with earned vacation time. A Medical Leave of Absence shall not exceed three (3) years.

(E)      FUNERAL LEAVE OF ABSENCE

In the case of death in the immediate family, a Crewmember is entitled to three
(3) days leave with pay for the purpose of attending the funeral. Immediate family shall be limited to the Crewmember's spouse, children, stepchildren, father, father-in-law, stepfather, mother, mother-in-law, stepmother, sister stepsister, brother, and stepbrother. Additional time for bereavement may be requested from the Crewmember's accumulated vacation days, if any. The Crewmember may be required to provide verification of attendance at the funeral. A Crewmember who has a death of an immediate family member during a vacation period must notify his supervisor immediately upon receiving notice of the death and shall have up to three (3) days of remaining vacation rescheduled at a later date, provided the Crewmember attends the funeral service. Funeral Leave of Absence shall not apply when the Crewmember was scheduled for days off.

(E)      Family Medical and Leave Act (FMLA)

Crewmembers are permitted leaves of absence to the extent required by, and in accordance with the terms of, the Family Medical and Leave Act (FMLA). All requests for FMLA leaves, and the terms of such leave, are governed by the FMLA. A Crewmember may request leave in excess of that required by the FMLA, or under circumstances not covered by the FMLA. Such leave shall be governed by the Personal Leave provisions of this Article. During personal leave required by FMLA, the Crewmember continues to accrue seniority and longevity for pay purposes. A

Crewmember returning from a leave required by the FMLA shall be permitted to resume his position in accordance with his seniority.

(F)      CONDITIONS

         1. A Crewmember on personal-leave shall not, without prior written permission of the Company, engage in any employment.

         2. A Crewmember returning from leave shall receive training pay during the requalification period, if required, not to exceed thirty (30) days.

                             ARTICLE X - SICK LEAVE

(A)      1.      Upon date of ratification of this Agreement, each Crewmember shall begin accruing sick days at the rate of seven twelfth (.58333) of a day per month or seven (7) days annually. Upon date of ratification of this Agreement, all Crewmembers shall be credited with seven (7) days of sick leave. Crewmembers with less than one (1) year of service on date of ratification, shall not accrue additional sick leave until they complete one (1) year of service.

         2. All Crewmembers hired after the date of ratification, shall be credited with seven (7) days of sick leave, but shall not accrue additional sick leave credit until they have completed one (1) full year of service.

         3. The maximum accrual for sick leave is twenty-eight (28) days. Except as otherwise provided for in this Article, there will not be a payoff of sick leave when a Crewmember reaches this maximum.

         4. Normal sick leave shall be used only for absence resulting from non-occupational illness or injury. No Crewmember can perform any services of any kind for any other employer during any time he is on sick leave from the Company.

         5. No Crewmember shall be charged sick leave on days that he was scheduled to be off.

         6. A Crewmember on sick leave shall retain and continue to accrue seniority irrespective of whether or not he is able to maintain the certificate required for his status until he is able to return to duty.

         7. A Crewmember returning from sick leave shall exercise his seniority to resume his assignment.

         8. A day of sick leave shall be worth 2 hours of flight pay for credit purposes.

(B)      1.      Crewmember's eligible for Worker's Compensation benefits are not eligible for Company sick leave benefits.

         2. Crewmembers eligible for short term or long term disability payments from Company sponsored insurance programs will not be concurrently eligible for sick leave benefits.

         3. Crewmembers eligible for state or federal disability benefits will have their sick leave benefits reduced by the amount of the payment provided by the state or federal benefit.

(C) A Crewmember shall be considered on sick leave from the time he is unavailable for flight duty because of illness or injury until he reports that he is available for flight duty or goes on days off.

(D)      1.      The Company reserves the right to require a doctor's excuse to substantiate each occurrence of illness or injury. In the event that the Crewmember is required to see a doctor designated by the Company, the Company shall pay the cost of the exam.

         2. The Company reserves the right to require a doctor's release that authorizes return to duty status for each occurrence of illness or injury. In the event that the Crewmember is required to see a doctor designated by the Company, the Company shall pay the cost of the exam.

(E) A Crewmember who takes sick leave shall not have such time deducted from his scheduled vacation time. A Crewmember on sick leave at the time his scheduled vacation time commences shall be removed from sick leave status during the vacation and returned to sick leave status at the end of the vacation period if the illness persists.

(F) A Crewmember who is on paid sick leave shall continue to accrue vacation time during the first month of his sick leave.

(G) A Crewmember furloughed due to a reduction in force shall have all sick leave accrued prior to the furlough credited to him in the event of a recall.

(H) Within one hundred and twenty (120) days of the ratification of this Agreement, each Crewmember's pay statement shall show his accrued sick leave.

(I) Each Crewmember's pay statement shall show his accrued normal sick leave credits.

(J) No Crewmember shall be entitled to sick leave when sickness or injury is due to Crewmember's willful disregard of accepted safety practices, willful intention to injure himself or another, sickness or injury while in the employ of anyone else or the use of alcohol or illegal drugs.

(K) If the Crewmember elects to continue working until reaching retirement age imposed by the FAR's, the Company shall pay the Crewmember fifty percent (50%) of any accumulated sick leave at the time of retirement. This shall be paid at the base rate for the current category that the Crewmember holder.
This will not include longevity pay.

(L) Maximum charged sick leave in a bid period cannot exceed the duty days in a bid period.

(M) Each Crewmember while on sick leave shall receive payment from his sick leave bank in any bid period that he loses pay hours. Such payment will be limited to his applicable (MBPG). His sick leave bank will be debited in the amount of his applicable (MBPG) less his pay hours.

                             ARTICLE XI - VACATION

(A)      1.      A Crewmember employed by the Company shall earn a vacation based on his active service with the Company in accordance with the following schedule:

                                  Vacation Days           Vacation Days
         Years of Service         Earned Per Month        Earned per Year
         ----------------         ----------------        ---------------
         1 - 4                    1.16                    14
         5 +                      1.75                    21

2. Vacation shall be available for use after one year of service. Crewmembers shall not be eligible to receive Vacation Pay until they have completed one (1) full year of service.

3. A Crewmember shall be paid at the regular pay periods while on vacation. Vacation pay shall be computed at the Crewmember's rate of pay in effect at the time such vacation is taken. In no event shall a Crewmember receive, for a bid period in which all or part of his vacation may occur, less than any guarantee he may be entitled to as specified in Article XIX, Compensation.

(B)      1.      For Crewmembers with less than one (1) year of service as of
December 31, the Company shall credit the Crewmember with (1.16) days for each month of Active Service. A Crewmember with less than one year of service, may bid a vacation period in the following calendar year based on the vacation days accrued through December 31, of the current year.

         Example: Crewmember hired in April bids a vacation in October for the following year. The Crewmember has earned nine (9) months of vacation at (1.16) days per month, as of December 31, for a total vacation of ten (10) days.

         2. A Crewmember shall not be required to perform any duties while on a scheduled vacation.

         3. A Crewmember shall not be charged vacation days on scheduled days off. Any vacation days that conflict shall be banked for future use by the Crewmember. The Crewmember may elect to receive payment for the vacation in lieu of banking the time for future use.

(C) 1. On or before October 1st of each year, the Company shall post the vacation periods available for the next calendar year. Preference for the periods in which Crewmembers shall take their vacation shall be granted in order of seniority, in Type and Crew Class at the Crewmember's base. The Company shall post the vacation awards or assignments, in Type, Crew Class and Base, as indicated from the Crewmember's preferences no later than the 10th of November of each year.

         2.      VACATION SPLITS AND OPTIONS

         (a) Subject to the provisions of this Article, A Crewmember's vacation earned may be:

                 (1)      Taken in the calendar year bid;

                 (2)      Purchased by the Company, at the Crewmember's option;
                          and

                 (3)      Banked by the Crewmember for future use.

Each Crewmember must indicate on the bid form his option(s) as provided for in this section regarding the use of vacation time for the following year.

         (b) Vacations may be split into periods of not less than (7) seven days, i.e., 14 days vacation = 2 periods; 21 days vacation = 3 periods; etc. The Crewmember that elects to split his vacation periods shall have seniority preference to one (1) vacation block only. The remaining vacation block(s) shall be awarded after all other Crewmembers have exercised their choice under paragraph (1) above. A Crewmember may elect to submit a bid for a vacation period of more than (7) days but less than (14) days.

The Crewmember shall be awarded the vacation period as provided for in paragraph C-1 of this Article. Any remaining vacation time in excess of actual days used may be purchased back by the Company at the Crewmember's option or banked for future use.

         Example: Crewmember has earned (14) days of vacation and bids one vacation period of (10) days for the following year. The Crewmember is awarded the vacation bid as provided for in paragraph C-1 of this Article. The Crewmember elects to bank the remaining four (4) days of vacation time to the following year.

(C) At the Company's option, and providing the Crewmember has earned vacation days banked, the Company may grant short term vacation periods. A Crewmember requesting a short term vacation period must provide at least five
(5) days notice to the Company prior to the start of the vacation date.

(D) A Crewmember may elect to have the vacation time purchased back by the Company. A Crewmember must indicate his option(s) as provided for in Section 2-a of this Article at the time bids are submitted. The Crewmember shall receive payment for the vacation in the month of his date of hire or any other time mutually agreed to between the Crewmember and the Company. Vacation shall be paid based on three and one-third (3 1/3) hours pay, per day, at the Crewmembers current hourly rate.

3.       Vacation Bids and Notification

         (a) The Company shall send written notification to each Crewmember indicating his: equipment seniority by crew class, type, base and the vacation days to be bid. The notification shall be sent to the Crewmember's home address, placed in his Company mail box, and a master notification posted at all Company base(s), and any line station where Crewmembers will or may transit during October.

         (b) Bidding for vacations must be made on the form(s) provided by the Company and bidding shall close on October 31, and shall be awarded as assigned by November 10th. If November 10th falls on a weekend, the awards will be posted on the first working day thereafter.

         (c) The Crewmember must include enough choices for his seniority position. A Crewmember failing to notify the Company during the vacation selection schedule of his bid preferences shall have his vacation time banked for the following year.

4.       (a)     After vacation dates have been awarded or assigned, they shall not be changed except where the demands of the service require, or by mutual agreement between the Crewmember involved and the Company. The Company shall not change any vacation date after the sixtieth (60) day prior to the beginning of the vacation except by mutual agreement between the Crewmember involved and the Company.

         (b) A Crewmember may elect to relinquish his awarded or assigned vacation by giving the Company written notice at least (60) days prior to the beginning of the vacation. The Crewmember may elect to receive payment for the vacation or bank the remaining vacation days for the following year, providing the total bank days do not exceed the provisions of E-1 of this Article. The vacation period that is vacated by the Crewmember may be given to any Crewmember on a first come, first serve basis.

5. Irrespective of paragraph (4) above, a Crewmember who changes Type or Crew Class after vacation periods have been assigned shall be granted his choice of remaining available vacation periods in his new Type and Crew Class. The Company shall make every effort to permit the Crewmember to retain his originally assigned vacation period. In the event the needs of service preclude retention of this period, the Crewmember shall be notified within twenty-one (21) days that his vacation must be changed and shall be provided a list of vacation periods available.

(D)      1.      Vacation will begin at 0001Z and end at 2400Z at the
Crewmember's Base.

         2. The Crewmember's vacation period will slide to commence the next day if such Crewmember, due to a reroute/reschedule, had less than a twelve (12) hour rest period following his release at Base. The Company will return the Crewmember to the Crewmember's Base or other mutually agreed to location to start the Crewmember's vacation.

(E)      1.      Banked Vacation Time - Earned Credit

         (a) Vacation time is cumulative for a period not to exceed two (2) years of active service. A Crewmember may bank up to two years of vacation time based on his rate of earned vacation days as provided for in paragraph A-1 of this Article.

         Example: A Crewmember has completed six (6) years of service with the Company and banks his vacation time for two (2) years. His maximum vacation bank shall not exceed forty-two (42) days.

         (b) A Crewmember that maintains a vacation bank with maximum credit as provided for in paragraph A-1 of this Article, shall not bid or be awarded vacation periods in the following year in excess of the vacation total days earned, based on years of service.

         Example: Crewmember in E-(1)a, above has a bank of forty-two (42) days vacation time. The Crewmember must take twenty-one (21) days vacation or be paid in lieu thereof in the following year. The Crewmember may not bid or be awarded a vacation in excess of the earned vacation rate for the number of years service in any one year.

(F)      1.      In the event of termination of employment or retirement a
Crewmember shall be paid for all vacation earned and accrued but not previously taken or paid for provided the Crewmember has completed his probationary period, and in case of voluntary termination, he gives the Company at least fourteen (14) days advance written notice of termination.

         2. In the event of termination by death, all earned and accrued vacation pay due shall be paid to such deceased Crewmember's designated beneficiary(s), as indicated by such Crewmember's group insurance policy, or by other Company records if that Crewmember was not a member of the group insurance plan, or the Crewmember's estate in the event of insufficient evidence of a designated beneficiary.

         3. At the Crewmember's option, he may choose to use part of his earned vacation on a pro rata basis, to supplement his accident and sickness or long term disability benefits. The sum of his disability benefits plus vacation pay may not exceed his normal base pay for the period of absence.

         4. A Union representative may be present during the awarding of the vacations.

         5. "Active Service" means all accumulated time, commencing with date of hire as a Crewmember, for which the Crewmember is paid by the Company, including any time that he receives any portion of sick leave pay.

                         ARTICLE XII - VACANCY BIDDING

(A) A vacancy shall mean additional or open positions in any Category, Crew Class and Type as required by the Company.

(B) Any vacancies in Category, Crew Class and Type shall be filled in accordance with the following procedure:

         1. The Company shall determine the number of vacancies available and shall post bulletins announcing such vacancies, stating the effective date. A Copy of such bulletin shall be posted at all Company Base(s) and a copy mailed to all Crewmembers, including furloughed Crewmembers.

         2. The bulletin shall stipulate a closing date and time, indicating a deadline for Crewmembers bids for such positions. This date and time shall not be less than fourteen (14) days after the date such bulletin is posted and mailed as provided in paragraph (1). All such bulletins shall be numbered consecutively during a calendar year.

         3. All bids for vacancies shall be made on forms provided by and directed to the office of the Director of Operations. Every bid submitted shall become a "standing bid on file" and shall be used for all subsequent bids until a new bid sheet is received. A new bid form may be submitted at any time after the final results are posted of a previously closed bid, thereby updating the "standing bid on file". A supply of these bid forms shall be available at all Company Base(s) and all stations where the Company maintains an office.
For purposes of the time limit set forth in paragraph (2) in this section, the bid must be mailed certified, faxed, or hand delivered.

         4. A bulletin announcing the results of all bidding for, or assignment to, vacancies shall be posted at all Company Base(s) and line stations where the Company maintains an office, within (10) days after the specified closing date and shall refer to the bulletin number which announced such vacancy(s). Such bulletin shall state the effective date, Crew Class and Type, and the name and seniority number of the successful bidder or Crewmember assigned.

(C) A Crewmember is not eligible to bid on any type of aircraft other than type he is flying unless he has completed twenty-four (24) months of Active Service flying from completion of his initial line check in his Crew Class on his Type at the time of the bidding. This provision shall not apply in the case of any Crewmember who has received notice of reduction in his Crew Class, in which case he may fully exercise his seniority rights. The Company, when posting a bulletin on any vacancy, may waive this provision provided the waiver is stated in the bulletin.

                     ARTICLE XIII - TRAINING AND UPGRADING

(A) A Crewmember shall receive at least seven (7) days advance notice of all ground and simulator training unless the Crewmember agrees to less notice.

(B) A Crewmember, except a new hire during initial training, who is assigned to ground school training program involving five (5) or more days of training shall be given one (1) period of twenty-four (24) consecutive hours free of all duty with the Company during any seven (7) consecutive days assigned to such training.

(C)      Simulator and flight training will not be scheduled for more than six
(6) periods in seven (7) days. After completion of four (4) simulator periods, in four (4) consecutive days, the Crewmember may elect to take twenty-four (24) consecutive hours free of all duty. The Crewmember may elect to receive twenty-four (24) consecutive hours free of all duty with the Company prior to resuming any flying duties or additional training duties.

(D) Simulator Training or check periods, other than type ratings, shall be scheduled not to exceed four (4) hours per day. Crewmembers receiving type ratings may not exceed five (5) hours of simulator time per day. A Crewmember may elect to waive the provisions of this Section.

(E) Training for any additional qualifications required by the Company or the FAA by the Crewmembers covered by this Agreement shall be made available at the Company's expense.

(F) A Crewmember shall not fly any revenue flights while in transition or upgrade training, provided however, that such Crewmember may fly revenue flights for the purpose of line qualifications.

(G) Each Crewmember shall review his performance and grading sheet at the conclusion of each training or check period. A Copy of his training record shall be furnished him at the conclusion of each training course or check period. A Crewmember shall sign for the receipt of the training record.

(H) All training as defined in this Agreement shall be administered in accordance with the Company's FAA approved training manual(s) to all Crewmembers covered by this Agreement. The Company shall provide training in accordance with requirements for that position on that equipment type.

(I)      QUALIFICATIONS

         1. Crewmembers must meet all FAA qualifications and certification requirements applicable to his Crew Class and Type.

         2. Article IV, Seniority, Article XII, Vacancy Bidding and the provisions of Section (R) shall govern the filling of all Crew Class and Type vacancies on all equipment operated by the Company.

         3. Minimum experience requirements for hiring and bidding are set forth below:

                 (a)      HIRING REQUIREMENTS: FIRST OFFICERS:

         Commercial Pilot Certificate, Instrument and Multi-engine Rating. A minimum of 1,500 hours pilot experience and FAA First Class Medical.

         In addition to an interview the Pilot shall meet the following requirements:

                          (1) Receive a simulator evaluation of his flying abilities.

                          (2) Take an equivalent ATP written examination with a passing score of 80%.

                 (b)      HIRING REQUIREMENTS: FLIGHT ENGINEER:

         Flight Engineer Certificate, Turbojet Powered Rating; First or Second Class FAA Medical and A&P Certificate.

                 (c)      CAPTAIN UPGRADING REQUIREMENTS:

                          (1)     FAA Airline transport Pilot (written)

                          (2)     5,000 hours flight experience, or twenty-four
         (24) months active flying as a First Officer on any AIA equipment or;

                          (3) 1,000 flight hours or twelve (12) months active flying as a First Officer with AIA on the equipment he is bidding.

         4. The provisions of this paragraph may be exercised by the Company during the term of this Agreement. Providing the Company exercises this option, the Flight Engineer upgrading to First Officer must meet the requirements of (3)(a) above and the provisions of Section R of this Article.

         5. The Company may reduce the upgrading requirements equally applicable to all Crewmembers in any bulletin of vacancy.

(J) When a successful bidder fails to qualify as specified in this Article, he shall forthwith be returned to his former Category, Crew Class and Type not withstanding the provisions of Article IV, Seniority and Article XII, Vacancy Bidding, and shall be given training in accordance with the Company's FAA approved training manual(s). If the Crewmember fails requalification the Company has the option to terminate his employment. The Crewmember may be frozen in his former position from bidding as outlined in Section (P) of this Article.

(K) INITIAL TRAINING. The training of Probationary Crewmembers will be handled at the Company's discretion.

(L) RECURRENT TRAINING. When required, recurrent ground school will be successfully completed prior to administering simulator training and/or proficiency check. Crewmembers shall receive their proficiency checks no earlier than one (1) month prior to or no less than one (1) month after their anniversary month. The Company may elect to move or reschedule anniversary months to equalize the number of Crewmembers needing checks over a twelve (12) month period. The Company shall give at least thirty (30) days advance notice to any Crewmember whose anniversary month is being rescheduled.

(M) The Company shall advise a member of the Professional Standards Committee whenever a Crewmember fails any portion of his recurrent ground school, simulator or flight training or proficiency checks. The Training Department, after consultation with the Professional Standards Committee Member shall determine the additional training for the individual for the recheck.
Any subsequent simulator or flight training periods may be considered the recheck at the discretion of the Check Airman.

If the Crewmember fails the recheck, the Company shall consult with him and a member of the Professional Standards Committee before determining the disposition of his case. The Crewmember may be suspended without pay until a final disposition of his case is made.

(N) UPGRADE TRAINING. All Vacancies for upgrading will bid in accordance with the provisions of Article IV, Seniority, and Article XII, Vacancy Bidding. All First Officers upgrading to Captain and First Officers and Captains moving to Flight Engineer position at mandatory retirement age must meet the minimum requirements set forth in this Agreement. All Crewmembers upgrading must meet the requirements of Section R of this Article.

(O) If the Company and the Union agree that a Professional Standards Committee Member is necessary for a training or recheck review of a Crewmember, the Committee Member shall suffer no loss of guarantee pay or benefits.

(P) A Crewmember assigned pursuant to Section (J) of this Article, after failing to complete training, shall be ineligible to bid on any vacancy requiring training until such Crewmember has completed an additional 500 hours or twelve (12) months of active flying, whichever occurs first, on the Type to which he is assigned unless released by the Company from this restriction.

(Q) The Company shall provide the necessary manuals, school, and training to meet the requirements of this Article, at no cost to the Crewmember.

(R) BID SELECTION BOARD. Bidding, selection, and awarding of bids for advancement in Category or Crew Class of any Crewmember shall be conducted in the following manner. Bids shall be posted as set forth in Article XII, Vacancy Bidding. Crewmembers meeting the qualifications set forth in this Article, or as established by the Company, if lesser, may bid. All bids shall be reviewed by the Bid Selection Board.

         1. A Bid approved by the Bid Selection Board or a bid the Board deadlocks on shall be forwarded to the Director of Operations for review. The Director of Operations shall award or deny the bid.

         2. If the bid is denied, the bidder or the Union may grieve the denial and the grievance shall be expedited to a hearing by the System Board of Adjustment. A bid denied by the Bid Selection Board shall be returned to the bidder with a written explanation of the reasons for which the bid was denied and recommendations as to the actions needed by the bidder to improve his opportunity for selection by a future Board.

         3. The bidder shall be advised of the data relied upon for the decision. If appealed to the System Board, the Bid Selection Board shall submit the documentation considered in arriving at the denial with an explanation of the Bid Selection Board's rationale in arriving at their decision.

         4. The Director of Operations may not award a bid for upgrade to a bidder who does not receive at least 50% percent of the Bid Selection Board's vote. The Bid Selection Board may not convene unless all member's are present or available. Alternate members may be appointed by either or both parties should they so choose.

         5. Lateral movements between Crew Class positions shall be awarded by System-wide Seniority and are not subject to review by the Bid Selection Board.

         6. If the Company elects to by-pass a Crewmember who has been selected for up-grade training by the Bid Selection Board, the Crewmember has the right to the provisions of the Grievance Procedures.

If the System Board of Adjustment elects to award the Crewmember a training position for up-grade, and the Crewmember fails any portion of the training, the Crewmember is subject to termination or equipment freeze to his last position. The Crewmember shall receive the same training as any other Crewmember up-grading to the same position.


ARTICLE XIV - SCHEDULING

SECTION A.  GENERAL.

         1. The Union shall appoint a Scheduling Committee composed of Crewmembers assigned to the different types of equipment being operated by the

Company. The Company shall consider all recommendations by the Scheduling Committee concerning any scheduling policies, construction of Lines of Flying or Reserve Lines, or problems, including the development and updating of a Company Crew Scheduling Manual.

         2. As scheduling policies are developed, they shall be published in a Company Scheduling Manual. One copy will be kept in Scheduling and one will be provided to the Scheduling Committee of the Union.

         3. Crewmembers will bid Lines of Flying or Reserve Lines each bid period.

         4. A Crew List shall be maintained with Crewmembers listed in Seniority order by Type, Crew Class and Base. The Crewmember must be Crew Class and Type qualified to fill the position for which he is bidding. Crewmembers in training may bid a line providing the planned completion date of training is prior to the start of the bid line. Crewmembers completing training after the start of the bid period, shall be assigned a Reserve Line with pro rata days on duty and days off. The Company will consider any requests from the Crewmember regarding duty days and days off.

         5. Awards will be based on seniority (Crew Class, Type and Base) and eligibility as set forth in the F.A.R.'s and the applicable provisions of this Agreement.

         6.      Bids will be submitted as follows:

                 a. The Company will mail a complete bid package to each Crewmember's home and post the bid package at the Crewmember's base and all line stations where crews may transit.

                 b. Completed bid forms may be submitted to the Scheduling Department in person, by U.S. Mail, or Fax. Crewmembers may request confirmation of bid received by the Company prior to closure date.

         7. Crewmembers that fail to submit a bid prior to the close of the Bid Period or do not bid in accordance with this Article, will be assigned after all other bids are awarded.

         8. If a Crewmember is removed from his Line of Flying due to nonscheduled changes such as sickness, cancellations due to weather, or mechanical delays, flight time limitations, or personal emergencies, the Company will make every effort to return the Crewmember(s) to his original bid line as soon as possible. A Crewmember will not be required to make-up lost time on his scheduled days off.

         9. If the Company removes a Crewmember(s) from a Line of Flying for training purposes, the Crewmember(s) shall suffer no loss of pay or incur any additional expenses. If the Company removes a Crewmember(s) from a Line of Flying or Reserve Line, the Crewmember(s) shall not incur any additional expenses. The Crewmember will not be required to make-up time during his scheduled days off as planned on the Bid line. The Company will make every effort to return the Crewmember(s) to this original scheduled bid line as soon as possible. The Company shall have the right to designate some lines as training lines for each type of equipment.

         10. The Director of Training or Crew Scheduling will advise each Crewmember of his projected recurrent ground school and simulator training schedule with the posting of the bid package for that Bid Period.

         11. The Company may release a Crewmember from his bid at the Crewmember's request.

         12. Trip trading is permitted in accordance with guidelines set forth in the Company's Crew Scheduling Manual.

         13. If a Crewmember(s) becomes aware of a potential scheduling conflict or irregularity that cannot be resolved with Crew Scheduling directly, the Crewmember(s) shall notify the Manager of Operations by the most expeditious means available. The Crewmember(s) shall submit a "Trip Report" directly to the Manager of Operations.

SECTION B.  LINES OF FLYING/RESERVE LINES.

         1. Lines of Flying and Reserve lines shall be posted at Crewmember's Base and all line stations where Crewmembers may or will transit. The next month bid package will be mailed as soon as feasible but no later than the 10th day of the current Bid Period. All known flying will be included in the bid package.

         2. The Bid Period Package will be published once every bid period for each aircraft type. A Bid Period Package will contain, but is not limited to, the Flying and Reserve Lines, bid seniority list, list of Crewmembers vacation dates, list of Crewmembers due for Recurrent Training, and available Training periods. The yearly schedule consists of twelve (12) monthly bid periods.

         3. Lines of Flying and Reserve Lines shall be one (1) calendar month in length. At the option of the Company, two (2) or three (3) periods of flying may be established. Each bid period shall be bid and awarded separately.

         4. The Company shall post for the calendar year a schedule for all bid periods, including the opening date, closure date, and award date of each bid period. Each bid period shall close no later than the 20th day of the current bid period. The Company shall award and post each bid no more than five (5) days after closure. The Company shall not re-award the bid lines after the original posting is completed.

         5. Each Line of Flying or Reserve Line shall contain not more than eighteen (18) twenty-four (24) hour duty days in each calendar month. A day means a "calendar day", measured from 0001z to 2400z. The Company may construct Lines of Flying or Reserve Lines with less than eighteen (18) duty days.

                 a) A Crewmember may be released by the Company at any point on the bid line providing there are no additional flying or reserve requirements.

                 b) Crewmembers commuting to or from his assigned base for a bid line shall not be considered as working on a day off. At the Crewmember's option, he may elect to commute to the first point of departure or reserve assignment of the Bid Line in lieu of reporting to his assigned base. The Crewmember that elects to exercise this option must be in position at the departure location or reserve assignment no later than 2000Z on his first duty day. Any positioning or depositioning of a Crewmember to or from an assignment outside the 48 contiguous states shall be the responsibility of the Company. A Crewmember that elects to work on a duty free day, shall be positioned and depositioned between his residence and the duty station at no cost to the Crewmember.

                 c) All positioning to the flying or reserve assignment or depositioning shall occur within the eighteen (18) duty days as specified in Paragraph [5] above.

                 d) A Crewmember may satisfy his duty day(s) on a Line of Flying or Reserve Line at his residence at the Company's discretion.

         6. A Crewmember need not be available until his scheduled show time for his bid line, but shall call Crew Scheduling twenty-four (24) hours prior to his duty day for instructions. Crewmembers that are assigned to Reserve status may be positioned to a location, which may include his residence, by the Company for operational requirements. Any Crewmember that is assigned to reserve at a location other than his base shall receive per diem and hotel as provided for in this Agreement.

         7. When military leave or drill duty conflicts with the Line of Flying that a Crewmember can hold, he will be assigned duty days that will not conflict with military leave or drill duty requirements.

         8. For pay purposes only, a Crewmember assigned a special project by the Company may bid and be awarded a Line of Flying or Reserve Line if his seniority permits. As a result of these duties, the Crewmember shall not lose any pay nor shall the Crewmember be required to work on his days off. The Crewmember shall be paid his (MBPG) or the scheduled hours on his bid line, whichever is higher.

         9. A Crewmember positioning for a bid line shall ensure he is adequately rested to perform his required duties.

SECTION C.  BID LINE CONSTRUCTION.

The Company and the Union agree that no Crewmember is required to "reside" or have his "residence" at the Company's Corporate Offices in Ypsilanti, MI., or his assigned base. In establishing bid lines for each bid period, the Company will construct all bid lines in accordance with the provisions of this Article and the Company's scheduling manual. The starting and stopping point for all lines shall be the Crewmember's-assigned base. The Company shall determine the trip pairings as necessary to provide flexibility and efficiency.

         1. In constructing Lines of Flying or Reserve lines, the days off in a block shall not be less than five (5) consecutive twenty-four (24) hour periods. The provisions of this paragraph may be modified by agreement between the Company and the Union. The Company shall construct Lines of Flying or Reserve lines with variations in blocks of days off.

         2. If the first point of departure or the last point of arrival on a Line of Flying or Reserve Line is other than the Crewmember's assigned base, the bid lines shall clearly indicate a positioning or depositioning movement.

         3. Each Crewmember that bids and is awarded a Line of Flying or Reserve Line shall be positioned to the first point of departure from the Crewmember's assigned base at no cost to the Crewmember. The Company is responsible for all other transportation as necessary, including the depositioning of the Crewmember to the Crewmember's assigned base at the conclusion of the bid line. The provisions of Section B, para's (5-b) and (6), of this Article shall apply in the movement of Crewmembers between their place of residence and the first point of departure and return. If the Company elects to position the Crewmember via freighter jumpseat and the Crewmember fails to make his duty assignment, the Crewmember shall not be held responsible.

         4. If the bidding or assignment of Lines of Flying results in a potential conflict with the F.A.R.'s, the affected Crewmember's schedule shall be adjusted. Duty days may be moved to provide the Crewmember with no more than eighteen (18) duty days in a bid period.

SECTION D.  DEFINITIONS

         1. "Commute", as defined in this Agreement, relates to a Crewmember that does not reside at the Crewmember's assigned base. Anytime "Commute" is used in this Agreement, it shall be the responsibility of the Crewmember to provide his own transportation.

         2. "Positioning or depositioning" as used in this Agreement relates to the movement of a Crewmember at the direction of the Company. All positioning or depositioning is the responsibility of the Company.

                         ARTICLE XV - HOURS OF SERVICE

(A)      GENERAL:

         1. Where this Article may be interpreted as less restrictive than the current FAR's, the appropriate FAR shall apply. Changes to the current FAR's that affect this Article shall cause the Company and the Union to re-open under Section (6) of Railway Labor Act, as amended, to re-negotiate only those conflicts created by the changes.

         2. If the Company elects to use the flight time and duty limitations of FAR 121.523, the aircraft used must have adequate rest facilities, as defined by the FAR's to allow each Crewmember to sleep.

         3. All flights operated by Crewmembers covered by this Agreement shall constitute duty time as a flight Crewmember.

         4. The Company shall provide adequate rest facilities in hotels or motels or their equivalent for each Crewmember. The Company shall book lodging to provide each Crewmember with a separate room.

         5. The Company shall provide Crewmembers with rest facilities any time the scheduled or block-to-block time on the ground is six (6) hours or more or the departure time is undetermined.

         6. Domestic and International flight and duty time limitations, except as otherwise specified in this Agreement, will be in accordance with the FAR's.

(B)      DUTY TIME AND REST:

         1. Duty time shall commence when a Crewmember is required to report for duty (one hour prior to scheduled departure domestic-two hours international) or actually reports to the airport, whichever is later. Duty time shall end thirty (30) minutes after the flight arrives at the blocks at the point where the flight terminates, or when the Crewmember is released by the Company, whichever is later. If a Crewmember is called to the field for the purposes of serving as a Flight Crewmember, and is not used, his duty time shall end when the Crewmember is released by the Company for a rest period.

         2. "Deadhead" as defined in Article II of this Agreement shall be considered as duty time under the following conditions: Deadhead time shall be computed at one half (1/2) time toward the maximum allowable duty time limitations of this Article, section (2a), (2b), and (2c) only.

         (a) Whenever a Crewmember is required to report for duty and the first assignment prior to a flight or series of flights is deadhead, the time spent in traveling shall be considered duty time. The Crewmember shall be considered on duty as specified in Section (B-1) of this Article and all time spent in traveling shall be credited as deadhead duty time as specified in Section (B-2).

         (b) If a Crewmember is required to deadhead between flight duty assignments, and is not provided a rest period as defined in this Article, the time spent in traveling shall be considered duty time.

         (c) If a Crewmember's last assignment is to deposition from a flight or series of flights to his residence or base, the time spent in deadheading shall not be considered duty time, providing the Crewmember waives his rest period.

         (d) Crewmembers shall not receive deadhead time when traveling between their place of residence and a training assignment or return.

         3. A Crewmember required to deadhead more than ten (10) hours prior to the start of his assigned trip shall be given a minimum of twelve (12) hours of rest on the ground prior to commencing his duty period.

         4. During duty time a Crewmember is under the control and direction of the Company.

         5. A Crewmember's duty time shall be broken any time the Crewmember is released for a rest period. Rest time is measured from release from duty, as specified in Section (B) (1) of this Article, until report for duty. A rest period is defined to be freedom from all restraint including freedom from work and from responsibility for work should the occasion arise.

         6. During a rest period the Crewmember shall not be disturbed except to receive calls from the Company no more than two (2) hours prior to show time, to assign a schedule or a call from the Crewmember requesting such assignment. Any preceding calls from the Company during a rest period, shall constitute a broken rest period, requiring the Crewmember to re-start a new rest period. This shall not apply to a personal emergency.

(C)      DOMESTIC FLYING:

         1. For Domestic flying the rest period will be as specified in F.A.R. 121 with a minimum of nine (9) and one half (1/2) hours block to block with a minimum of eight (8) hours free of duty. The Company shall provide rest facilities for the Crewmember(s) as specified in this Agreement.

         2. The Company may combine a domestic flight or series of flights with an international flight or series of flights, providing the Crewmember(s) do not exceed the maximum flight time limitations of F.A.R. 121 and the duty time limitations of this Article.

(D)      INTERNATIONAL FLYING:

         1. The Company shall not schedule a crew consisting of two pilots and one additional airman, as required, for more than eighteen (18) hours of duty time. If the Crewmember(s) duty period is less than eighteen (18) hours, the rest period shall be a minimum of ten (10) hours free of all duty. If the Crewmember(s) duty period exceeds eighteen (18) hours, the rest period shall be twelve (12) hours free of all duty. All rest periods shall be at a place of lodging as defined in this Agreement.

         2. If the crew determines fatigue will be a factor in continuing the flight, they shall coordinate a rest period with the Company. The minimum rest period shall be twelve (12) hours free of all duty or greater if required by the FAR's. All rest periods shall be at a place of lodging as defined in this Agreement.

         3. At the option of the affected Crewmembers and the Director of Operations, a portion of the "report for duty" time specified in B.1. of this Article, may be reduced as provided in the G.O.M. A late departure caused by this reduced "show" time shall not be the responsibility of the Crew.

(E)      TIME AT HOME FREE OF DUTY:

         1. No Crewmember shall be required to keep the Company advised of his whereabouts during any scheduled days off, except as provided for in
Article XIV, Section (B) (6). When a Crewmember completes a flight or a series of flights, or training, he shall be advised by Crew Scheduling of his next projected flight and the date of such flight.

         2. A Crewmember may be scheduled through his Base by a Line of Flying. The Company may schedule a Crewmember through his Base, providing the scheduled transit time is less than four (4) hours block-to-block. The Company shall provide hotel and ground transportation anytime the transit ground time exceed six (6) hours. The Crewmember will remain on duty, until a legal rest period is provided.

         3. Crewmembers awarded or assigned a Line of Flying or Reserve Line shall receive not less than twelve (12) twenty-four (24) hour periods free of duty in a thirty (30) day month or thirteen (13) twenty-four (24) hour periods free of duty in a thirty-one (31) day month. All scheduled or projected duty free periods that are shown on the bid lines shall be considered the Crewmember's days off for the bid period. Each Line of Flying or Reserve Line shall clearly indicate all duty free days and shall meet the requirements of Article XIV, Scheduling and this Article.

         4. If the Company contacts a Crewmember on his days off for a trip or duty assignment and the Crewmember agrees to such trip or assignment, he shall be paid in accordance with Article XIX, Section (H), Paragraph (2), Compensation, of this Agreement.

         5. Any Crewmember who elects to work on any of his days off, shall be provided all transportation between his residence and duty assignment and return. The Crewmember shall receive per diem and hotel accommodations at all locations.

(F)      RESERVE REST AND DUTY PERIODS:

         1. Any Crewmember who has reported to the airport or location assigned by the Company shall start duty time as defined in this Article.

         2. All Reserve duty days and duty free days, where possible, shall be clearly indicated on each Reserve Line. Any changes or adjustments to the reserve duty periods must be given to the Crewmember prior to the start of the reserve assignment.

(G)      SCHEDULED DUTY TIME LIMITATIONS

         1.      When scheduling Crewmembers for "Revenue Flying" as defined in
Article II, Section R, of this Agreement, the Company shall use the following guidelines: Crewmembers shall be considered on duty, as specified in B-1, of this Article and shall not be scheduled to exceed the following duty time limitations.

                 (a) Single Crew, as defined, operating domestic flight(s) only - 16 hours.

                 (b) Single Crew, as defined, operating international flight(s) only - 18 hours.

                 (c) Double Crew, as defined, operating international flight(s) only - 30 hours.

         2. Crewmembers released from flight duty after a flight or series of flights may elect to continue with deadhead or remain at his last stop for a crew rest period. If electing crew rest the Company shall provide the Crewmember(s) with rest facilities and transportation to his home or next duty assignment.

                             ARTICLE XVI - UNIFORMS

(A)      UNIFORM RESPONSIBILITIES

Crewmembers shall wear the standard uniform as prescribed by the Company at all times while on duty. The cost of the original uniform, not to exceed $410.00 dollars, and any prescribed change shall be borne by the Company after the signing of this Agreement. The standard uniform issue will include one (1) blouse; two (2) pairs of pants; five (5) shirts; two (2) neckties; one (1) hat (optional); insignias for blouse and hat; and one (1) winter coat. The uniform maintenance allowance for each Crewmember shall be $142.70 for each three (3) years of active service. In addition to the uniform maintenance allowance, the Company shall reimburse to the Crewmember any replacement items of the uniform that are damaged during the time a Crewmember is performing his duties. If a Crewmember leaves the service of the Company prior to completing his probationary period, the original uniform shall be returned in serviceable condition to the Company. The uniform item(s) may be re-issued to a Crewmember.

(B)      COMPANY INSIGNIAS

The Company will provide to each Crewmember, free of charge, the original issue of any Company insignia, epaulets or emblem that is required to be worn as part of the prescribed uniform. Such insignia, epaulets or emblem shall remain the property of the Company, and each Crewmember shall be responsible for same if lost.

(C)      CONSULTATION

The Company will consider the recommendations of the Crewmembers regarding any changes in uniform.

(D)      UNION INSIGNIA

A Union lapel pin may be worn on the uniform.

                      ARTICLE XVII - PHYSICAL EXAMINATIONS

(A) The physical standards required of a Crewmember shall be the standards established by the Federal Aviation Administration, outlined in Part 67.

(B) Any information obtained by or as a result of a Company physical examination shall be kept confidential between the doctor(s), the Crewmember, and the administrative personnel of the Company concerned with the Crewmember's physical condition.

(C) It is the responsibility of the Crewmember to provide the Company's Flight Operations Department with a copy of his new current medical certificate by the 25th day of the month in which the old medical certificate is due to expire.

(D) The Company shall advise all Crewmembers, by written notice mailed to the Crewmember's home address, of the due date of their FAA physical examination. This provision does not relieve the Crewmember of the responsibility in Paragraph (C) above, or prevent the Company from taking the Crewmember out of service without pay if he fails to remain currently qualified.

(E) During the month the Crewmember is due his physical examination, the Company shall ensure he is not prevented from taking the examination. It is the Crewmember's responsibility to schedule his physical examination on his days off.

(F) If a Crewmember is eligible for, and has elected to carry the Company's health insurance, the cost of one physical examination annually will be paid subject to the following conditions. The examination will be paid for in full up to $100.00 without regard to the annual deductible. If the cost of the examination exceeds $100.00, the additional amount will be covered at 80% provided that the annual deductible has already been paid.

(G) The Company and the Crewmembers shall adhere to the Current FAA Drug and Alcohol Testing Programs. The Company shall provide at no cost to the Crewmembers all FAA required material and information regarding the programs. The Company will make every effort to schedule the FAA Drug Testing on a Crewmembers duty day. During the term of this Agreement, the Company shall notify all Crewmembers in writing as to any changes, modifications, or additions to the current programs.

                       ARTICLE XVIII - HEALTH AND WELFARE

(A) The Company shall provide -- on a fully paid basis -- life insurance and A.D.&D., for all Crewmembers covered by this Agreement equal to one (1) year of the

Crewmember's base guarantee plus longevity. Eligibility for this benefit shall begin following six (6) months of continuous full-time employment.

(B) During the term of this Agreement, the Company may offer additional and optional life insurance that each Crewmember would be eligible to purchase.

(C) Upon ratification of this Agreement, the Company shall continue to provide the health and dental insurance that is currently in effect including "Short Term Disability". Eligibility for health, dental benefits and "Short Term Disability" shall begin following six months of continuous full-time employment. In determining length of employment for this benefit, all periods of absence (paid or unpaid) will be deducted, except for holidays, vacations, military leave, sick leave, and as defined by the provisions of the Family and Medical Leave Act. The Company may, during the term of this Agreement, change insurance carriers but in no case shall the benefits currently in effect be reduced in any way. At the Company's option, the Company and the Crewmember may share any premium increase, provided however, that Crewmembers shall not be required to pay a larger proportion of any premium increase than any other Company employee.

         1. Whenever a Crewmember leaves the service of the Company, he may be entitled to a continuation of health care and dental benefits under COBRA. If a Crewmember is eligible for COBRA coverage, all information regarding coverage, premiums, deadlines and forms will be forwarded to him at the address that the Company has on file.

         2. Whenever a Crewmember takes a leave of absence or is unable to perform his duties, as specified in Article II of this Agreement, and wants to keep his insurance active he will be required to pay the employee portion of the health and dental insurance premiums during the first thirty (30) days of leave. If the leaves extends beyond thirty (30) days, the Company will no longer continue to cover any portion of the insurance premiums (except as provided by Military Leaves and FMLA). However, the Crewmember may be entitled to a continuation of health care benefits under COBRA. If a Crewmember is eligible for COBRA coverage, all information regarding coverage, premiums, deadlines and forms will be forwarded to him at the address that the Company has on file.

(D) The graduated co-payment policy that is currently in effect for medical and hospitalization shall remain in effect. All Crewmembers with more than five (5) years of active service shall not be required to make co-payments for medical and dental insurance.

(E) Within one hundred twenty (120) days after the ratification of this Agreement, the Company shall offer Long Term Disability insurance to each Crewmember. The cost of this insurance will be paid for by the Crewmember if he elects this coverage. The premiums will be paid bi- weekly through payroll deductions.

(F) All Crewmembers will be covered by health, dental and life insurance while operating a Company flight in a "Hostile" area -- as defined by the U.S. Department of State -- under the following conditions.

         1. If a Crewmember has elected to take the Company health and dental insurance, then he shall be covered by this insurance while operating a Company flight within a hostile area.

         2. If a Crewmember is eligible for the Company life insurance program, then he will be covered by this insurance while operating a Company flight within a hostile area.

         3. Any Crewmember that has less than six (6) months of active service with the Company shall be covered by health and life insurance while operating a Company flight within a hostile area.

         4. All flight(s) operated in a "Hostile" area, as defined by the U.S. Department of State, shall be on a voluntary basis only. Only those flights operated by the Department of Defense within the terms and conditions of the CRAF program shall be mandatory.

(G)      Tax Deferred Savings Plan 401(k)

         1. The Company agrees to extend the "Teamsters National 401(k) Tax Deferred Savings Plan" -- as the sole 401(k) plan offered -- to all Crewmembers that are covered by this Agreement. This plan will be referred to hereinafter as the "Teamster's 401(k) plan."

         2. The Company will make payroll deductions on a bi-weekly basis from any Crewmember who chooses to participate in this plan.

                 (a) The Company will deposit this money into the account that is designated by the Teamster's 401(k) Plan in compliance with, and subject to, the Internal Revenue Service, ERISA regulations and the Department of Labor.

                 (b) For each deposit made, the Company will forward a list of all participants and the amount of their current deferrals to the plan administrator of the Teamster's 401(k) Plan.

                 (c) Within one hundred and twenty (120) days after the ratification of this Agreement, the Company will begin to withhold payroll deductions from all Crewmembers who have submitted a form authorizing the 401(k).

         3. All moneys that are invested by Crewmembers in the Company's 401(k) Plan will be transferred into the Teamster's 401(k) Plan in compliance with, and subject to, the Internal Revenue Service, ERISA regulations and the Department of Labor.

                 (a) The transfer of this money will begin within one hundred and twenty (120) days after the ratification of this Agreement and will be completed no later than one hundred and eighty (180) days from the date of ratification.

                 (b) The Company will not pay any fees that are associated with the withdrawal or transfer of the funds from the Company's 401(k) Plan to the Teamster's 401(k) Plan.

         4. Other than as set forth above, the Company will not participate in the administration of this 401(k) Plan.

                           ARTICLE XIX - COMPENSATION

(A)      1.      (a)      Crewmembers in their first year of Active Service
with the Company, shall not receive Longevity Pay until they have completed their first year of Active Service as defined in Article II of this Agreement. Each Crewmember, after completing their first year of Active Service with the Company, shall be compensated with Longevity Pay in accordance with the following schedule.

         1st year of Active Service completed . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5% increase
         2nd year of Active Service completed   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5% increase
         3rd year of Active Service completed . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4% increase
         4th year of Active Service completed   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3% increase
         Each additional year thereafter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3% increase

         (b) The percentage increases shown in 1.(a) above, are cumulative, but not compounded, and relate to the base hourly rate for the Crew Class and Category to which the Crewmember is assigned. Longevity pay as provided in this Section shall adjust the pay per hour, described in Paragraph 2. below.

         2. Each Crewmember shall be compensated for his hourly flight time based on his Crew Class position as defined in Article II, Section (H), as set forth below: Pay will be computed to the nearest one-tenth (1/10th) of an hour.

    CREW CLASS                           BASE RATE      + LONGEVITY PAY= RATE AT DOS
    ----------                           ---------      ----------------------------
Captain                                  $70.00         As described in            Will vary by
                                                        paragraph 1(a) above.      Crewmember and years
First Officer                            $47.50                                    of Active Service
Flight Engineer                          $47.50

Flight Engineer + A&P                    $52.50

         3. The International Pay Rate shall be paid at the rate of ten dollars ($10.00) per hour in addition to any other compensation as defined in this Agreement, for all international hours flown as defined in Article II.

         4. Crewmember(s) that accept a check or instructor position, as specified in Article XXI, Section E, shall receive additional compensation as follows:


                 (a)    Check Airmen  . . . . . . . . . . . .   $15.00/hour additional

                        Check Engineer  . . . . . . . . . . .   $15.00/hour additional
                        Ground School Instructor  . . . . . .   $10.00/hour additional per class room hour

                        Simulator Instructor  . . . . . . . .   Hours will be credited toward the monthly
                                                                guarantee and paid appropriately

                 (b) The rates set forth in (A) above for Check Airmen and Check Engineer are valid whether the Crewmember is providing this service for strictly domestic flights, strictly international flights, or a combination of both. There shall be no additional "International Pay" for Crewmembers who are filling Check Airman or Check Engineer positions.

         5.      a)       All pay under this Agreement shall be paid in United
States dollars. Crewmembers shall be paid on a bi-weekly basis. After the close of the bid period, the first paycheck shall contain one half (1/2) the flight pay guarantee for the bid period, including appropriate adjustments; the second paycheck shall contain one half (1/2) the flight pay guarantee, plus all additional compensation earned in the prior bid period. All additional adjustments including overtime pay, pay for performing duties on a duty free day, etc., shall be made on the second paycheck following the bid period in which it was earned.

                 b) Whenever a Crewmember is called to the field for the purpose of serving a Flight Crewmember and is not used, he shall be credited the equivalent of one (1) hour of flight pay for each four (4) hours of duty or fraction thereof, with a minimum of one (1) hour's flight pay credit. Whenever a Crewmember is called to the field for the purpose of serving as a Flight Crewmember and is used, he shall be credited with the actual flight time. In the event that the flight time is less than one (1) hour, then the Crewmember will be credited with one hour flight pay.

                 c) In the event an aircraft is forced to return to its originating station due to malfunction of the aircraft or other causes and the flight is canceled, the Crewmember shall be credited with hourly flight pay, based on actual flight time.

                 d) Whenever a Crewmember performs or supervises maintenance work in addition to his normal duties on the aircraft, as defined in Article II of this Agreement, he shall be paid fifteen dollars ($15.00) per hour or fraction thereof. This compensation shall be in addition to any other compensation listed in this Agreement.

                 e) A newly hired Crewmember who receives training prior to his qualification as a Crewmember shall be paid a minimum of five hundred ($500.00) dollars per week while in training. The Company shall pay the hotel expense when a newly hired Crewmember is assigned to training at a location other than the Company's base of operation. This sum shall include all compensation while in training. Upon qualification as a Crewmember, compensation shall begin in accordance with Section (A) of this Article.

                 f) Unless otherwise required by applicable law, a furloughed Crewmember shall receive his pro- rated guarantee and all other pay due him, on the first regularly scheduled paycheck that includes the pay period in which he was furloughed.

                 g) Anytime a Crewmember deadheads on International flight(s) (where authorized), instead of the Company paying commercial transportation, the Crewmember shall be compensated $200.00. Each time the entire flight crew is changed, the deadheading Crewmember shall receive an additional $200.00. If the deadheading Crewmember lays over at any enroute station, the Crewmember shall be compensated an additional $200.00 for the follow-on deadhead movement.

         Example: Trip route VHHH/RJTT/PANC/KLAX Operating Crew Change scheduled for PANC. Deadheading Crew boarded at VHHH and scheduled layover KLAX Deadheading Crew to receive $200.00 for VHHH/PANC and $200.00 for PANC/KLAX. Total compensation to deadheading Crewmember $400.00.

                 h) Crewmembers shall be compensated for their hourly pay as show in Section (A) of this Article in accordance with the following rules:

                 1. Flight pay hours - as defined in Article II, are actual block-to-block time, computed to one tenth (1/10th) of an hour. Crewmembers are credited with one (1) pay hour or portion thereof, for every one (1) flight hour or portion thereof.

                 2. Anytime a Crewmember elects to perform any duties on a scheduled duty free day, he shall be paid four (4) hours of pay at his rate, as set forth in Section (A) of this Article, or the actual hours flown, whichever is greater. This shall be in addition to any other compensation as provided in this Agreement.

                 i) The Minimum Bid Period Guarantee (MBPG) shall be sixty (60) flight pay hours in a one (1) month bid period compensated at the Crewmember's appropriate hourly rate as shown in Section (A), Paragraphs 1 and 2 of this Article.

                 j) The Minimum Bid Period Guarantee (MBPG) for Crewmembers assigned or awarded a bid rotation in excess of the normal rotation of eighteen (18) duty days and twelve (12) or thirteen (13) duty free days, shall be one hundred and eight (108) flight pay hours for a thirty (30) day month or one hundred twelve (112) flight pay hours for a thirty-one (31) day month. All rates of pay in this paragraph shall be compensated at the International Pay rate, as outlined in Section (A) 3. of this Article. Anytime a Crewmember is required to deadhead prior to the start of the bid period or deadhead at the end of the bid period, he shall be compensated for all days of travel as if worked on a duty free day.

k)       TAXI PAY:

         1. Whenever a Crewmember(s) is called to the field for the purpose of positioning or de-positioning an aircraft, not for the purpose of flight, it shall be described as "Taxi Pay". The Crewmember(s) shall be compensated at his appropriate hourly pay for all taxi time with a minimum of one hour flight pay credit. The crew shall enter block times in the aircraft log book and note "Taxi only" in the remarks section.

         2. Any time a Crewmember(s) is required to position or de-position an aircraft within the same duty period, for any reason, the Crewmember(s) shall be compensated for all time spent at his appropriate hourly flight pay credit. Taxi time shall be accounted for as provided for in "1." above.

ARTICLE XX - EXPENSES, LODGING & TRANSPORTATION

(A)      Per Diem and Lodging

         1. While away from the Crewmember's assigned base or his residence, the Crewmember shall be paid per diem at the following hourly rate:

                 Domestic         International          As per Article XXIV
                 D.O.S.

                 $1.00              $2.00                     $3.00

         2.      International Per Diem shall be paid according to Paragraph
(1) above while the Crewmember is on assignment outside the contiguous 48 states. On a continuation flight the International Per Diem rate shall be paid for all hours from block out at the last domestic airport, on an international trip, to block in at the first domestic airport. Otherwise, the International Per Diem Rate shall start as specified in Paragraph 5 of this Article.

         3. When a Crewmember is assigned to lines of time that exceed the normal bid rotation outside of the contiguous 48 states -- as defined by the conditions in Article XXIV, the Per Diem shall be paid, according to Paragraph
1. above, for all hours from the time the Crewmember departs the last domestic airport on an international trip, to block in at the first domestic airport on an international trip.

         4. In addition to the expenses provided in Section A, the Company shall furnish suitable single occupancy hotel accommodations or crew apartments in a location convenient to the airport and chosen by the Company. These accommodations shall be provided for Crewmembers when the Company determines it necessary or where the layover is greater than six (6) hours, measured block in to block out. The Company will pay for room, tax, and Company related telephone calls or faxes. All other incidental charges will be paid by the Crewmember when checking out. Direct billing will be arranged by the Company for all designated hotels and also for unscheduled accommodations, whenever possible.

                 (a) When hotel accommodations are required in accordance with Paragraph 2. above, expeditious transportation to and from the hotel to the airport shall be furnished by the Company.

                 (b) When transportation on a layover is not provided by the Company within one (1) hour after the aircraft blocks in, Crewmembers may use any other available means of ground transportation to their place of lodging and shall be reimbursed for claimed, receipted expenses.

         5. Per Diem shall be paid at the hourly rate as set forth in this Article, commencing when the Crewmember is required to report for duty at his base or depart his residence, until the Crewmember is returned to his base or his residence.

         6. Crewmembers on layover of forty-eight (48) hours or more shall be allowed reimbursement for rental car transportation, and will be limited to one (1) car per crew, when approved by the Director of Operations or his designee.

         7. All Per Diem will be paid no later than the end of the following bid period in which it was earned.

         8. In the event a Crewmember is authorized and uses his automobile on Company business, he shall be reimbursed at the rate of twenty-nine ($.29) cents per mile. The Crewmember must indicate the origination point and termination point of travel and submit the proper reimbursable expense report.

ARTICLE XXI - GENERAL CONDITIONS

(A) The Company shall provide identification cards to each Crewmember indicating his category position. The Company shall not require any Crewmember to update or maintain manuals, documents or charts during flight. The Company shall provide charts, and manuals with associated revisions for each aircraft.

(B) A Crewmember shall not be required to pay for the use of any Company equipment used in training and will not be required to pay for any Company aircraft damaged while under the direction of the Company.

(C) The Company shall pay for all visas and necessary photographs and inoculations required of Crewmembers and if practicable the Company will obtain such visas.

(D)      1.      If a Crewmember is scheduled for eight hours of duty time or more and is not scheduled for an enroute stop of at least (3) hours where ground transportation to a restaurant is provided, the Company shall provide crew meals.

         2. Crew meals shall be provided by the Company for all Crewmembers on all flight segments of six (6:00) hours or more. When possible, all crew meals shall be delivered directly to the aircraft prior to departure, and no Crewmember is responsible to provide his own crew meal while on flight duty with the Company, if the Company is required to provide such meal. No flight will be delayed due to the failure of the Company to provide crew meals.

(E) No Crewmember shall be required to accept a position in a supervisory or check airman capacity.

(F) No Crewmember when deadheading at the direction of the Company by air transportation shall be required to operate such aircraft.

(G) PERSONNEL AND TRAINING FILES. The Company shall maintain a personnel file, and a training file for each Crewmember. The personnel file shall contain all personnel related documents involving the Crewmember and the training file shall contain all the Crewmember's training records. Upon request, a Crewmember may review his Personnel file in the presence of the appropriate Company official at a time and place mutually agreed upon between the Crewmember and the Company. Such written request shall be limited to one every six (6) months.

         1. Upon written request, a Crewmember shall be entitled to copies of any document(s) in his personnel file. The Crewmember shall be given a copy of any infractions at the time such entry is made in his personnel file, and the Company shall send an additional copy of such entry to the Union.

         2. All orders to a Crewmembers involving promotions, demotions, furloughs and leaves of absences shall be stated in writing, and shall be placed in the Crewmember's personnel file.

(H) If any article, section, or provision of this Agreement should be held invalid by operation of law or by any court of competent jurisdiction, or if compliance with or enforcement of any article, section, or provision should be restrained by such court pending a final determination as to its validity, the remainder of this Agreement, or the application of such article, section, or provision to persons or circumstances other than those as to which it has been held invalid or as to which compliance with or enforcement of has been restrained, shall not be affected thereby. In the event that any article, section, or provision is held invalid, either party may request negotiations for the purpose of arriving at a mutually satisfactory replacement of such article, section or provision. In the event such negotiations fail to produce an agreement as to such replacement, either party, notwithstanding the provisions of Article XXVII, Duration, may invoke the services of the National Mediation Board in accordance with the provision of Section 6, Title I, of the Railway Labor Act, as amended, to resolve such dispute.

(I) UNION REPRESENTATION. The Company shall provide the Union with a suitable location for a bulletin board at the all Company crew base(s) for the posting of official notices of Union meetings, elections, and other notices pertaining to internal Union matters.

         1. The Company agrees to admit to its Company crew base(s) and all operational line stations, the official designated representatives of the Union to transact such business as is necessary for the administration of this contract. The

Union will provide the Company with prior notice of any such request to be admitted to any operational line station. All such requests must be approved by the Company.

         2. The Union shall select Crewmember representatives and shall notify the Company from time to time of their appointment or removal. The number of employee representatives shall be limited to those necessary to provide convenient representation for Crewmembers. The Company shall notify the Union of the appropriate Company representatives.

         3. Any Crewmember required to be present at a Company hearing or investigation involving the Crewmember will be entitled to Union representation at such hearing or investigation, providing the Crewmember makes such request.

         4. The Company shall allow a reasonable period of time during new hire indoctrination for Union orientation. The time period shall be after a normal training day.

         5. The Union Executive Council shall appoint a Professional Standards Committee, composed of Crewmembers which shall confer with the Company on matters pertaining to the professional proficiency or conduct of Crewmembers. Members of this Committee shall be permitted to observe any training period or proficiency check at the request of the Company or the Crewmember obtaining such training/proficiency check. The Company shall release such member(s) to participate in such hearings, training periods, or check rides consistent with reasonable scheduling requirements, at no loss of pay.

(J) Crewmembers will not be required to participate in publicity or promotional activities.

(K) The Company shall negotiate reciprocal jumpseat agreements with other airlines and provide a list every year to all Crewmembers.

(L) Aircraft cabin entry area and flight decks shall be clean and properly maintained; it is the Crewmember's duty to assure that they will be left in an orderly condition. Hot cups, microwaves or ovens in aircraft equipped with such, as of July 18, 1995, shall remain in the aircraft and be maintained in an operable condition. The Company shall provide all appropriate cleaning supplies, including approved wipes for oxygen mask equipment.

(M) Consistent with the Company's pass policy and interline agreements with other carriers, if any, all Crewmembers covered under this Agreement and their immediate families shall be entitled to the same pass or reduced fare privileges afforded or available to other A.I.A. Inc. employees and their families. The Company will provide a current list of all agreements and interline privileges to the Crewmembers, once each year.

(N) The Company shall include the Crewmembers as an insured under the Company's Airline Liability Policy, while the Crewmember is acting on behalf of the Company.

(O) Upon written request to the Company Payroll Department, the Company shall mail a Crewmember's paycheck to a specified address. Such request must be received by the Company at least 30 days before the paycheck is due. Providing, electronic direct deposit of paychecks and per diem expense checks becomes available, the Company shall provide the service. Any additional cost required by the bank or transfer agency will be paid by the Crewmember. The Company shall provide withholding for state taxes if requested by a Crewmember.

(P) A Crewmember who is required to serve on jury duty shall receive no pay from the Company, unless required by applicable state law. Any Crewmember who receives notice of jury duty will inform his supervisor and will cooperate with the Company in obtaining a postponement from jury duty if required.

(Q) The pilot-in-command on all engine out ferry flights may be a management or check Crewmember. In the event a management or check Crewmember is not available, the Company may designate a line Captain to operate such flight if he is qualified and he so agrees.

(R) The Union recognizes the right of the Company to "Lease" an aircraft(s) to another Company at such times as the Company is unable to obtain sufficient business for profitable operations of said aircraft. In such event, the Company shall endeavor to arrange with the lessee to provide for the employment of a full or partial complement of Crewmembers covered by this Agreement and constitute a "Wet Lease" operations. If the Company's endeavors are unsuccessful, it will upon request of the Union state in writing the reasons as to why such employment is not acceptable to the lessee. In the event a furlough is necessary due to the "Lease" of equipment, the Company shall provide the following information: Duration of Lease Agreement, duration of furlough, number of Crewmembers effected by type and crew class, number of aircraft effected by the "Lease", approximate date of recall of Crewmembers.

(S) Any Crewmember who becomes sick or injured while away from their base on Company business shall be provided with any necessary transportation arising from his illness or injury. Such transportation shall be provided at Company expense if not otherwise covered by applicable insurance. The Crewmember will be returned to the Crewmember's assigned base or his residence by the Company at the earliest possible time.

(T) If a Crewmember suffers a compensable work-related illness or injury away from his base, on Company business, and his injury requires hospitalization away from his base, the Company shall pay those hospitalization expenses to the extent to which such hospital expenses are not otherwise covered by applicable insurance.

            ARTICLE XXII - MISSING, INTERNMENT, PRISONER OR HOSTAGE
                           OF WAR BENEFITS, HIJACKING

(A) Any Crewmember who in the course of his employment becomes involuntarily missing, who is interned or held hostage shall be entitled to compensation of his applicable MBPG until released from interment or hostage, or, if missing, until proof of death is established in fact (or until there is reasonable presumption of death) and only to a maximum of twenty-four (24) months will such compensation be paid to the beneficiary or beneficiaries designated in writing by the Crewmember as set forth in paragraph (E) below.

(B) Any payments due to any Crewmember under this section which are not covered by a written direction as above shall be held by the Company for such Crewmember and in the event of his death shall be paid to the legal representative of his estate.

(C) Crewmembers shall retain their seniority and continue to accrue longevity for pay purposes, vacations, sick leave, and retirement benefits during periods in which they are missing.

(D) A Crewmember who requires the use of sick leave due to having been a Crewmember on an aircraft that is hijacked shall be allowed to use such with no charge to his sick leave account.

(E) The Minimum Monthly Guarantee allowable under Article XIX, shall be disbursed by the Company in accordance with written directions from the Crewmember. The Company shall require all Crewmembers employed in the Company's operation to execute and deliver to the Company such written direction. The direction referred to shall be in substantially the following form:

TO:      American International Airways, Inc.

You are hereby directed to pay all monthly compensation allowable to me, and any other benefits stipulated in this Agreement, while missing, or resulting from death or any other condition which causes direct payment to me impossible, under sections of this Agreement as follows:

$__________ per month to ________________________________________________ as long as living, and thereafter to __________________________________________ as long as
living. The balance, if any, and any amounts accrued after the death of all persons named in above designation shall be held for me, or in the event of my death before receipt thereof, shall be paid to the legal representative of my estate.

The foregoing direction may be modified from time to time by letter signed by the undersigned and any such modification shall become effective upon receipt of such letters by you.

Payments made by the Company pursuant to this direction shall fully relieve the Company from the obligation of making payments with respect thereto.

                    ARTICLES XXIII - STRIKE, LOCKOUT RIGHTS

(A) During the term of this Agreement, the Union shall not authorize, cause, sanction or engage in any strike, picketing, slowdown, or stoppage of work.

(B) During the term of this Agreement, the Company shall not cause, permit, or engage in any lockout of its employees.

                        ARTICLE XXIV - EXTENDED ROTATION

(A) The provisions of this Article shall only apply when the Company determines that the provisions of Article XIV - Schedule, do not meet the flying requirements for crew rotations outside the contiguous U.S. This Article shall only apply for Crewmembers that are assigned or awarded lines of time that exceed the normal bid rotation outside the contiguous U.S.

(B)      ELIGIBILITY

         1. The Crewmember must be current and qualified for the line being bid or assigned.

                 a. The Crewmember is considered current and qualified if no currency requirements will lapse during his assignment.

         2. No Crewmember may be assigned a bid under this Agreement if his awarded vacation bid falls within such bid period, unless the Crewmember elects to relinquish his vacation. Any changes or adjustments in vacation time must be negotiated between the Company and the Crewmember.

         3. No Crewmember shall be assigned for more than one month in any three (3) consecutive months, unless the entire eligible seniority list has been assigned in the preceding month.

(C)      BID/ASSIGNMENT PROCEDURE

         1.      The Company shall determine the number of positions required.

         2. Crewmembers bidding, and meeting eligibility requirements shall be awarded lines in seniority order. Crewmembers may bid and be awarded more than one period.

         3. If insufficient bids are received, Crewmembers meeting eligibility requirements shall be assigned lines in reverse order of seniority. The Company shall assign the most junior Crewmembers in accordance with the eligibility requirements as set forth above. The Company shall not by-pass any eligible Crewmember. The Company shall keep and maintain a record of all Crewmembers who have been awarded or assigned to ensure compliance with this Article.

         4. When the crew compliments are to be reduced, return to the CONUS shall be offered in seniority order beginning with the most senior Crewmember(s) assigned through all assigned, then the senior bid Crewmember(s) through all bids, then forced recall in reverse seniority order.

         5. All rotations for Crewmembers awarded/assigned per this Article, shall be scheduled to commence with the start of each month and terminate at the end of the month. Travel time is not included for duty purposes but will be counted and paid as having worked on days off, unless the travel days were duty days. No Crewmember shall be required to remain at the duty station more than one (1) month plus travel time, unless he bids the following month, or waives the provisions of this Article.

         6. A Crewmember who bids or is assigned a line under this Article shall, at his option, have minimum of six (6) days free of duty before departure from his residence and a minimum of six (6) days free of duty after return to his residence. The bid period prior to and after assignment under this Article shall be adjusted by agreement between the Crewmember and the Company to eighteen (18) duty days. Providing no agreement is reached, the Company shall make the necessary adjustments. The Crewmember must advise the Company of his intent to exercise this option and make such adjustments as required prior to the beginning of an affected bid period.

         7. Crewmembers assigned under this Article, may be on duty for the entire month, but shall not receive less than one (1) twenty-four (24) hour period free of all duty in any seven (7) consecutive days. For pay purposes only, no days shall be considered duty free days.

         8. Crewmembers returning from assignment shall not be entitled to additional days off.

         9. If travel to the duty assignment exceeds eight (8) hours, the Crewmember shall have a rest period of at least twelve (12) hours prior to any assignment.

(D)      COMPENSATION:

         1. A Crewmember awarded/assigned per this Article shall receive an hourly per diem rate as set forth in Article XX, Section A-1, from the time he leaves his assigned crew base or his residence for such assignment until he returns to his assigned crew base or his residence. Crewmembers will not receive additional per diem payments applicable to flights away from his assigned location.

         2. All Crewmembers awarded/assigned per this Article, shall be paid in accordance with Article XIX, Paragraph J. Crewmembers shall be entitled to additional pay as defined in this Agreement.

(E)      CONDITIONS:

         1. When establishing crew rotation as per this Article, the Company shall consider crewing it in the following manner:

                 a.       Crewing out of the permanent Base;

                 b. Rotating Crewmembers out of the permanent Base on a monthly basis in accordance with this Article.

         2. Should the above two methods not appear feasible, the Company and the Union shall meet to establish the best method of crewing the flight requirements.

                        ARTICLE XXV - MANAGEMENT RIGHTS

The Company retains the sole and exclusive right to operate, control and manage its business and exercise all traditional management rights, powers, or authorities it had prior to signing this Union Agreement, except those modified specifically by an express provision(s) of this Agreement. Included by way of description and not by way of limitation are rights to: direct the working force and determine its size and composition; maintain order and efficiency; hire, transfer, and promote employees and discipline, suspend, and discharge them for cause; assign work to employees; extend, maintain, curtail or terminate its operations in whole or part; determine the nature and extent of services to be rendered; determine the business concerns with whom it will deal and the customers it wishes to serve; establish and enforce quality standards for its services; determine and change methods, processes, techniques of operation, for lack of work; determine the number and starting of duty periods and determine when and if vacancies shall be filled; establish and modify reasonable rules and regulations and require observance thereof. A right of management shall not be impaired or waived by any contrary course of conduct.

                            ARTICLE XXVI - NEW BASES

A. If during the term of this Agreement the Company elects to open additional "New Base(s)", as defined in Article II of this Agreement, within the 48 contiguous States and the District of Columbia, the following procedures shall apply.

         1. The Company shall determine the number of initial vacancies required to staff the New Base(s), based on Type and Crew Class. The Company shall post at the Company Base(s) and line stations where the Company maintains an office, the initial vacancy bid for a period of not less than thirty (30) days.

         2. The Company shall mail to each Crewmember's home address a copy of the initial New Base(s) vacancy bid, including the Type and Crew Class and New Base location(s). The Company shall send a copy of the initial New Base vacancy bid to all furloughed Crewmember(s) at the same time. The bid package shall include a copy of the projected bid lines and type of flying for the New Base(s). The bid shall close thirty (30) days after posting.

B. SIXTY PERCENT (60%) RULE: The Company shall not open any new base(s), as covered in this Article, unless, on the initial new base bid, there are successful qualified bidders for at least 60% of all positions posted for the bid.

         Example (1): Company initial vacancy bid is for ten (10) B-727 Crews. The total Crewmembers needed to fill the initial vacancy is 30. The Company receives 20 bids from B-727 eligible Crewmembers. The 60% requirement is 18. The New base is opened, and the provisions of this Article apply.

         Example (2): Company initial vacancy bid is for nine (9) B-747 Crews. The Crewmembers needed to fill the initial vacancy is 27. The Company receives 13 bids from B-747 eligible Crewmembers. The 60% requirement is 16. The New Base vacancy bid is canceled.

C. Providing the bids received for the initial vacancies are greater than 60% of the number of Crewmembers in the crew class and type that bid, the Company may open the New Base(s) under the following conditions.

         1. Once the initial vacancy bid has closed, the Company shall award to all Crewmember(s) that have bid, the position(s) in accordance with the following procedure.

         2. Initial positions as defined in Paragraph (A)(1) above, shall be awarded in seniority order, by Crew Class and Type to any Crewmember(s) or furloughed Crewmember(s) that bid.

         3. If there are insufficient bidders, the Company shall award by reverse seniority order, by Crew Class and Type in order to fill the vacancy positions.

         4. Crewmembers that are subject to displacement from their current Category, Crew Class and Type due to a reduction at their present base shall be allowed to bump any position of the same Category at any base their seniority may hold. The provisions of Article VIII, paragraphs (B)(2) and
(B)(3) shall apply.

         5. Crewmember(s) that are displaced as a result of a furlough, after a New Base has been established may exercise their rights within the terms and conditions of Article VIII and displace any junior Crewmember at any base in the same Category.

D. Once initial base vacancies have been bid and awarded or assigned, as provided for in (C) above, any additional base vacancies shall be posted and bid in accordance with Article IV of this Agreement.

         1. The Company shall determine the additional vacancies required and shall post at all locations where they maintain bases and locations where they maintain offices, for a period of not less than thirty (30) days, the vacancy bid.

         2. The Company shall mail to each Crewmember's home address a copy of the vacancy bid, including the Category/Crew Class, Type and Base location. The Company shall send a copy of the vacancy bid to all furloughed Crewmembers at the same time. The bid package shall include a copy of the projected bid lines and type of flying for the base.

         3. New hire Crewmembers may be assigned any base once all vacancy positions have been bid and awarded.

E. In the event a base(s) is reduced in crew staff level or closed, the Company shall notify all affected Crewmembers at least thirty (30) days prior to the actual closure date, or applicable Federal Law.

F.       Moving Expenses

         1. A Crewmember shall be entitled to move at Company expense to a permanent position under any one (1) or combination of the following circumstances, provided they move within one hundred (100) miles of the new base.

                 (a) When Crewmember(s) are awarded a vacancy at a new base as a result of a successful bid.

                 (b) When Crewmember(s) are involuntarily assigned to fill a new base vacancy as a result of insufficient bidders.

                 (c) When the Crewmember's move results from a closing of his base.

                 (d) A furloughed Crewmember recalled to a different base than from which he was furloughed.

         2. Crewmembers shall be given thirty (30) days notice of the effective date of a new base assignment.

         3. If a Crewmember eligible for moving expenses covered by this Article, elects not to move to the new base, the Company shall pay hotel and per diem for the first two bid periods at the new base.

G. If the Crewmember elects to commute, he is responsible for being at the location designated for show time for a designated trip.

H. New hire Crewmembers shall not be eligible for moving expenses when reporting to their initial base assignment or award.

I.       Expenses covered under this Article shall include the following:

                 (a) Actual moving expenses up to a maximum of fifteen thousand pounds (15,000#) for household effects (including yard and workshop tools, motorcycles and lawn equipment). Moving expenses of household effects provided for in this paragraph shall be substantiated by receipts for shipping, insurance, or other normal costs incurred for shipping.

                 (b) When a Crewmember transfers his car(s) from his former residence to his new residence, the rate of reimbursement will be twenty-nine ($.29) cents per mile for the most direct AAA mileage between such points for the first two (2) automobiles. The Company shall reimburse the Crewmember for the reasonable and actual expenses of meals and lodging for the Crewmember and his family for the time to travel to the new base. A day of travel shall be 400 miles by the most direct AAA mileage. All lodging will be the quality of that used on scheduled layovers.

                 (c) The Crewmember shall have up to one (1) year to move and claim the allowances provided for in this Article.

                 (d) A Crewmember owning and living in a mobile home who moves such mobile home to his new base shall be allowed actual moving expenses not to exceed the limitations of (e) below.

                 (e) The maximum dollar amount shall not exceed the amount for moving expenses as described in paragraphs (a) or (b) above.

J.       Initial Crew Base alignment.

The Company shall determine the number of Crewmembers assigned to each Crew Class at each base. Upon date of ratification of this agreement, the Company shall post and provide to the Union a list of the numbers of Crewmembers, by Crew Class. The crew bases at time of ratification of this agreement shall be:
YIP/B-747, YIP/B-727, YIP/DC-8 and YIP/L-1011.

L.       Lines of Flying

The Company shall construct Lines of Flying in accordance with Article XIV of this Agreement. A Crewmember assigned to the base shall be returned to his original bid line as soon as possible.

                            ARTICLE XXVII - DURATION

This Agreement shall become effective on August 29, 1995, unless otherwise specifically noted, and shall continue in full force and effect until August 29, 1997, and shall renew itself until each successive August 29 thereafter until written notice of an intended change is served in accordance with Section Six (6), Title I, of the Railway Labor Act, as amended, by either party hereto at least thirty (30) days (but not more than sixty (60) days prior to August 29, 1997 or August 29 of any subsequent year.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement on the 5th day of September, 1995.

For the International                      For the American International
Brotherhood of Teamsters                   Airways, Inc.



------------------------------             -----------------------------------
Ray W. Benning, Jr.                        William Gray
Assistant to the Director                  V.P. and General Manager


------------------------------             -----------------------------------
Noel "Bush" Bohinov                        Tom Jones
Business Representative                    Director of Operations



------------------------------
Dale Busby
Executive Council Chairman



------------------------------
Dave Lyon
Captain Representative



------------------------------
Bassel Fares
Member at Large



------------------------------
John Maslankowski
Flight Engineer Representative



------------------------------
Ralph Fritsch
DC-8 Engineer

                              LETTER OF AGREEMENT
                                    BETWEEN
                      AMERICAN INTERNATIONAL AIRWAYS, INC.
                                      AND
                     INTERNATIONAL BROTHERHOOD OF TEAMSTERS
                                AIRLINE DIVISION
                                    MODIFIED

The International Brotherhood of Teamsters - Airline Division and American International Airways, Inc. enter into a Letter of Agreement to establish an upgrade provision for Flight Engineers, employed as of July 28, 1994.

The parties agree to the following terms and conditions:

MINIMUM UPGRADE REQUIREMENTS

         1. At least 1,000 hours pilot time, to include 100 hours of multi-engine time. Recent experience must include 50 hours during the six (6) months preceding qualification;

                                      AND

         2. Employed as a Flight Engineer for a period of one (1) year with American International Airways prior to July 28, 1994.

                                      AND

         3. Commercial Pilots License with instrument and multi-engine ratings and a current FAA First Class Medical certificate.

Flight Engineers that desire to be considered for upgrade to First Officer must notify the Chief Pilot within sixty (60) days of this Agreement. The Flight Engineer that desires to become a First Officer has two (2) years to meet the Minimum Upgrade Requirements as set forth in this Agreement.

The Company and the Union may extend the time limitations as set forth in this agreement.

WHEN A VACANCY EXISTS ON THE APPROPRIATE EQUIPMENT, THE COMPANY SHALL;

         1. Conduct a simulator evaluation of the Flight Engineer's flying ability.

         2. Administer an equivalent ATP written examination with a passing score of 80% required.

         3.      The Crewmember shall have the option to re-take items (1) or
                 (2) one time only. The Flight Engineer who fails this provision shall be returned to his former position as a Flight Engineer.

         4. Upon successful completion of (1) and (2) above, the Company shall schedule the Crewmember for appropriate training to First Officer position.

A Flight Engineer who fails to complete the training shall retain his position on the Flight Engineers Seniority List, and may, at the discretion of the Company, be given the opportunity to upgrade at a later date.

The First Officer shall be on an evaluation period until he has completed 14 months of flying, or completed his annual proficiency check, whichever comes first. The First Officer that fails to complete the evaluation period, shall be returned to his former position as a Flight Engineer.

The qualified First Officer must serve thirty-six (36) months on the same aircraft type prior to bidding different aircraft type.

Upon successful completion of training the Crewmember shall have his name removed from the Flight Engineers Seniority List, and placed on the Pilots Seniority List according to his System-wide Seniority.

Date:     July 28, 1994

American International                   International Brotherhood of
Airways, Inc.                            Teamsters - Airline Division

American International                   International Brotherhood of
Airways, Inc.                            Teamsters - Airline Division



----------------------------             ----------------------------

----------------------------             ----------------------------

                                         ----------------------------

                                         ----------------------------

                              LETTER OF AGREEMENT

                                    BETWEEN

                      AMERICAN INTERNATIONAL AIRWAYS, INC.

                                      AND

                     INTERNATIONAL BROTHERHOOD OF TEAMSTERS

                          AIRLINE DIVISION - LOCAL 747


American International Airways, Inc., and the International Brotherhood of Teamsters - Airline Division - Local 747, agree to amend the current contract language contained in this Agreement between the parties, as ratified by the membership on August 29, 1995. The current contract language contained in
Article XIV - Section B, Paragraph 4 is hereby amended as follows:

         4. The Company shall post for the calendar year a schedule for all bid periods, including the opening date, closure date, and award date of each bid period. The Company shall post at the Crewmember's Base and all line stations where Crewmembers may or will transit the next month bid package no later than the 10th day of the current Bid period. The next month bid package shall be mailed (postmarked and delivered to the Post Office) to each Crewmember's home address no later than the 10th day of the current bid period.

         a). Each bid period shall close on the 20th day of the current bid month. The Company shall award and post the results of each bid package on the 25th day of the current month for bid lines awarded or assigned in the following month. The bid results shall be posted at the Crewmember's Base and all line stations where Crewmembers may or will transit on the 25th day of each month. The Company shall not re-award the bid lines after the original posting is completed.

         b). Each Crewmember will be required to contact Crew Scheduling between the 25th day of month and the last day of the month to confirm his/her bid line award and training assignment for the following month.

Date:      21 Nov 1995

For:     American International             For:   International Brotherhood of
         Airways, Inc.                             Teamsters - Local 747


-------------------------------             -----------------------------------

                              LETTER OF AGREEMENT

                                    BETWEEN

                      AMERICAN INTERNATIONAL AIRWAYS, INC.

                                      AND

                     INTERNATIONAL BROTHERHOOD OF TEAMSTERS

                          AIRLINE DIVISION - LOCAL 747


American International Airways, Inc. and the International Brotherhood of Teamsters - Airline Division - Local 747, agree to amend the current contract language contained in the Agreement between the parties, as ratified by the membership on August 29, 1995. The current contract language contained in
Article XIV - Section A, Paragraph 9, the last sentence is amended as follows:

         When the bid package(s) are posted for the following month, the Company shall have the right to designate some lines of flying for training purposes. The training lines shall be designated by type of equipment, crew class position(s) and clearly indicated on each bid package(s).

         The assignment or award of Check Airmen to training lines shall be at the discretion of the Company.

Date:      Nov 21, 1995

For:     American International            For:    International Brotherhood of
         Airways, Inc.                             Teamsters - Local 747



-------------------------------            ------------------------------------

                                                                       LOA 96-07
                                                                February 2, 1996
                              LETTER OF AGREEMENT

                                    BETWEEN

                      AMERICAN INTERNATIONAL AIRWAYS, INC.

                                      AND

                     INTERNATIONAL BROTHERHOOD OF TEAMSTERS

                          AIRLINE DIVISION - LOCAL 747


The International Brotherhood of Teamsters - Airline Division - Local 747 and American International Airways, Inc., enter into a Letter of Agreement to modify the current Contract Language as contained in Article XVI, Paragraph
(A)(1) and (A)(2), Page 53 (added) with the following new contract language;

                 (1) Crewmembers requesting reimbursement for their initial uniform purchase must submit a Special Pay Request Form to the Company with "Original" receipts.

                 (2) Crewmembers uniform maintenance allowance will be paid automatically on the first pay period of their anniversary month, every three (3) years following their date of hire.

                 (3) Crewmembers requesting reimbursement for uniform items damaged in the performance of duty must submit a Special Pay Request Form to the Company with "Original" receipts. In addition, the damaged uniform item must be turned into the Company before payment will be made for reimbursement.


Dated:      Feb 27, 1996


For:     American International           For:     International Brotherhood of
         Airways, Inc.                             Teamsters Airline Division -
                                                   Local 747


-------------------------------           -------------------------------------

                                                                       LOA 96-08
                                                                February 2, 1996


                              LETTER OF AGREEMENT

                                    BETWEEN

                      AMERICAN INTERNATIONAL AIRWAYS, INC.

                                      AND

                     INTERNATIONAL BROTHERHOOD OF TEAMSTERS

                          AIRLINE DIVISION - LOCAL 747

         The International Brotherhood of Teamsters - Airline Division, Local 747 and American International Airways, Inc., enter into a Letter of Agreement to modify the current Contract Language as contained in Article XIX, Paragraph
(A)1.g), Page 60 with the following new contract language;

                 g) Anytime a Crewmember deadheads [rides the jumpseat] on an International Flight(s) [at the direction of the Company], in lieu of being positioned/depositioned using a scheduled commercial passenger carrier, the Crewmember shall be compensated $200.00. Each time the entire flight crew is changed, the deadheading Crewmember shall receive an additional $200.00. If the deadheading Crewmember is required to lay over at an enroute station, the deadheading Crewmember shall be compensated an additional $200.00 for the follow-on deadhead movement.

Dated: Feb. 27, 1996

For: American International Airways, Inc.    For: International Brotherhood of
                                                  Teamsters Airline Division -
                                                  Local 747


-----------------------------------------    ----------------------------------

                                                                       LOA 96-06
                                                                February 2, 1996
                              LETTER OF AGREEMENT

                                    BETWEEN

                      AMERICAN INTERNATIONAL AIRWAYS, INC.

                                      AND

                     INTERNATIONAL BROTHERHOOD OF TEAMSTERS

                          AIRLINE DIVISION - LOCAL 747

         The International Brotherhood of Teamsters - Airline Division, Local 747 and American International Airways, Inc., enter into a Letter of Agreement to modify the current Contract Language as contained in Article V - Section I., Paragraphs (B) and (E), Page 16, with the following new contract language:

                 (B) Providing a satisfactory settlement is not reached within ten (10) days as provided in paragraph (A), the Crewmember shall reduce the grievance to writing and present it to the Union within thirty (30) days. All grievances must be filed with the Union within thirty (30) days of failure to resolve the grievance in Paragraph (A) above. The Crewmember must supply all necessary supporting documentation with his/her grievance. The Union shall review each grievance and forward to the Company no later than the tenth (10th) day of the month all grievances received within the past thirty (30) days.

                 (E) All grievances shall be sent to the Director of Operations or his designee by the Union. If the grievant(s) is not satisfied with the decision of the Director of Operations (or his designee), or the Company fails to respond within thirty (30) days, the Union of the grievant(s) may appeal such decision to the Crewmember's System Board of Adjustment. Such appeal shall be made by the Union or the grievant(s) in writing within fifteen (15) days from the date of receipt by the Union or the grievant(s) of the decision of the Director of Operations or his designee.

Dated: Feb. 27, 1996

For: American International Airways, Inc.    For:  International Brotherhood of
                                                   Teamsters Airline Division -
                                                   Local 747


----------------------------------------     ----------------------------------

                                                                       LOA 96-05
                                                                February 2, 1996
                              LETTER OF AGREEMENT

                                    BETWEEN

                      AMERICAN INTERNATIONAL AIRWAYS, INC.

                                      AND

                     INTERNATIONAL BROTHERHOOD OF TEAMSTERS

                          AIRLINE DIVISION - LOCAL 747

         The International Brotherhood of Teamsters - Airline Division, Local 747 and American International Airways, Inc., enter into a Letter of Agreement to modify the current Contract Language as contained in Article XI - Section E, Paragraph 1.(c), Page 34 (added) with the following new contract language;

                 (c) On December 31st of each year, all vacation days accrued in excess of the maximum (28 or 42 days) allowable bank, will automatically be paid out on the January 22nd paycheck.



Dated: Feb. 27, 1996

For: American International Airways, Inc.    For:  International Brotherhood of
                                                   Teamsters Airline Division -
                                                   Local 747


----------------------------------------     ----------------------------------

                                                                LOA 96-04. Rev 1
                                                                  March 22, 1996
                              LETTER OF AGREEMENT

                                    BETWEEN

                      AMERICAN INTERNATIONAL AIRWAYS, INC.

                                      AND

                     INTERNATIONAL BROTHERHOOD OF TEAMSTERS

                          AIRLINE DIVISION - LOCAL 747

         The International Brotherhood of Teamsters - Airline Division, Local 747 and American International Airways, Inc., enter into a Letter of Agreement to modify the current Contract Language as contained in Article XX - Section A, Paragraph 7, Page 63 with the following new contract language;

         7. Crewmembers shall provide to the Company, no later than the seventh (7th) calendar day of the month, their Per Diem and Overtime Request Form for all pay earned in the previous month. Crewmembers may fax or mail to the Company their Per Diem and Overtime Request Form.

                 a. The company shall provide a Fax number to the Crewmembers not later than 30 days after signing of this LOA to be used to receive the Per Diem and Overtime Request Forms.

                 b. Crewmembers who Fax their Per Diem and Overtime Request Forms need not and should not mail an original copy to the Company.

                 c. All Per Diem Request Forms, received the 7th of the month, shall be paid by check, post marked and placed in the mail to the Crewmembers not later than the last business day of the month, following the month in which its was earned.

                 d. Crewmembers requesting additional reimbursable expenses must file a Special Pay Request Form and all "Original Receipts". (Reference LOA 96-12)

Note: This LOA becomes effective with the Per Diem Request for April 1-30.

Dated:      22/3/96

For: American International Airways, Inc.    For:  International Brotherhood of
                                                   Teamsters Airline Division -
                                                   Local 747


----------------------------------------     ----------------------------------

                                                                       LOA 96-12
                                                                  March 22, 1996
                              LETTER OF AGREEMENT

                                    BETWEEN

                      AMERICAN INTERNATIONAL AIRWAYS, INC.

                                      AND

                     INTERNATIONAL BROTHERHOOD OF TEAMSTERS

                          AIRLINE DIVISION - LOCAL 747

         The International Brotherhood of Teamsters - Airline Division, Local 747 and American International Airways, Inc., enter into a Letter of Agreement to modify the current Contract Language as contained in Article XX - Section A, Paragraph 9., Page 63 [added] with the following new contract language;

         9. Crewmembers shall file for additional reimbursable expenses using the "Reimbursable Expense Request Form". Crewmembers shall provide to the Company, no later than the tenth (10th) calendar day of the month, their Reimbursable Expense Request Form with all "Original Receipts". Faxed forms and copies of receipts "will not be" accepted. The following are examples of what must be submitted with their Reimbursable Expense Request Form.

                 a) Original receipts for all commercial airline tickets purchase, indicating origin, destination and class flown.

                 b) Original receipts for all charges and cash purchase claimed, including a detailed written explanation of the charges.

                 c) All Reimbursable Expense Request Forms, received by the 10th of the month, shall be paid by check, post marked and placed in the mail to the Crewmembers not later than the last business day of the month, following the month in which the funds were expended.

Note: This LOA becomes effective with the Reimbursable Expense Request for April 1-30.

Dated:      3/22/96

For: American International Airways, Inc.    For:  International Brotherhood of
                                                   Teamsters Airline Division -
                                                   Local 747


----------------------------------------     ----------------------------------